United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
______________________________________

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ARQ, INC.
(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2024
Dear Fellow Stockholder:
On behalf of the Board of Directors, we are pleased to invite you to the 2024 Annual Meeting of Arq, Inc.'s Stockholders, which will be held at 9:00 a.m. (Mountain Time) on June 10, 2024. We are pleased to announce that this year’s Annual Meeting will again be a virtual meeting via live webcast on the Internet. You will be able to electronically attend the Annual Meeting and vote during the meeting by visiting www.virtualshareholdermeeting.com/ARQ2024. To enter the Annual Meeting, you will need the 16-digit control number located on the Notice of Internet Availability of the Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. We recommend that you log in at least 10 minutes before the meeting to ensure you are logged in when the meeting starts.
At the Annual Meeting, you will be asked to elect eight directors named in the Proxy Statement, provide your advisory approval of our executive compensation, ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, approve the Arq, Inc. 2024 Omnibus Incentive Plan, and approve the Seventh Amendment of the Company's Tax Asset Protection Plan.
The accompanying notice of meeting and this Proxy Statement provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully.
Thank you for your continued support of and interest in our Company.

Robert Rasmus
Chief Executive Officer

Arq, Inc.
8051 E. Maplewood Ave., Ste. 210
Greenwood Village, Colorado 80111
Telephone: (888) 822-8617
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
The Annual Meeting of Stockholders of Arq, Inc. ("ARQ" or the "Company"), a Delaware corporation, will be held at 9:00 a.m. (Mountain Time) on June 10, 2024 via live webcast on the Internet, which can be accessed by visiting www.virtualshareholdermeeting.com/ARQ2024, where you will be able to electronically attend the Annual Meeting and vote on the following:
1.    To elect eight directors of the Company named in this Proxy Statement;
2.    To approve, in an advisory vote, our executive compensation;
3.     To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
4.    To approve our 2024 Omnibus Incentive Plan;
5.    To approve the Seventh Amendment of the Company's Tax Asset Protection Plan; and
6.    To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Stockholders of record at the close of business on April 12, 2024 are entitled to notice of and to vote at the Annual Meeting. The approximate date on which the proxy materials, including this Proxy Statement, are first being made available to stockholders is April 16, 2024.
Our stockholders are cordially invited to attend the Annual Meeting via a virtual meeting. Stockholders of record and many of our stockholders will be able to electronically attend the Annual Meeting as well as vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ARQ2024 and entering the 16‐digit control number included in our notice of Internet Availability of the Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. We recommend that you log in at least 10 minutes before the meeting to ensure you are logged in when the meeting starts. For specific instructions, please refer to "General Matters" in this proxy statement and the instructions on the proxy card.
Please call our toll-free number (888-822-8617) if you have questions concerning the meeting.
By Order of the Board of Directors,
Robert Rasmus
Chief Executive Officer
April 16, 2024

Important Notice
Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 10, 2024
The Company's Proxy Statement and Annual Report to Stockholders are Available at: www.proxyvote.com

Please note that website references throughout this document are provided for convenience only, and the information on our website is not part of this Proxy Statement and is not incorporated by reference herein.

PROXY STATEMENT - GENERAL MATTERS
This Proxy Statement is furnished to the stockholders of Arq, Inc., a Delaware corporation, ("Arq" or the "Company," formerly known as Advanced Emissions Solutions, Inc.) in connection with the solicitation of proxies by the Company's Board of Directors (the "Board"), to be voted at our annual meeting of stockholders ("Annual Meeting" or "meeting" or "annual meeting") to be held at 9:00 AM (Mountain Time) on Monday, June 10, 2024, via virtual meeting, and any postponements or adjournments thereof. This Proxy Statement and accompanying form of proxy are first being made available to our stockholders on or about April 16, 2024. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon, and if no instructions are given, then to the extent permitted by law, in the discretion of the proxy holder. Throughout this Proxy Statement, the terms "we," "us," "our" and "our Company" refer to Arq, Inc. and, unless the context indicates otherwise, our consolidated subsidiaries.
PARTICIPATION IN VIRTUAL MEETING
In accordance with Delaware law, the Board has authorized that the Annual Meeting be held via virtual meeting, and accordingly, stockholders and proxy holders virtually attending the Annual Meeting are deemed present in person for purposes of determining the presence of a quorum.
For stockholders of record, the only item of information needed to access the Annual Meeting from the website is the 16-digit control number located in the Notice of Internet Availability of Proxy Materials or on your proxy card. If your shares are held in street name (as explained below) and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the annual meeting) and obtain a "legal proxy" in order to be able to attend, participate in or vote at the annual meeting.
Please have the Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the website and then follow the instructions.
VOTING RIGHTS AND VOTE REQUIRED
Our Board has fixed the close of business on April 12, 2024 as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the meeting. On the Record Date, 33,474,983 shares of our common stock were issued and outstanding, each of which entitles the holder thereof to one vote on all matters that may come before the Annual Meeting.
We do not have any class of voting securities outstanding other than our common stock. A minimum of one-third of the shares of our common stock issued and outstanding entitled to vote at the Annual Meeting must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum. An abstention or a "broker non-vote" (as explained below) will be counted as present for determining whether the quorum requirement is satisfied. If a quorum exists, actions or matters other than the election of the Board are approved if the votes cast in favor of the action exceed the votes cast opposing the action unless a greater number is required by the Delaware General Corporation Law (the "DGCL") or our Second Amended and Restated Certificate of Incorporation. In accordance with our bylaws, our Board designated any uncontested election of directors, including election of directors at this Annual Meeting, as a proposal to be subject to the plurality voting standard. As such, the eight nominees receiving the highest number of votes cast will be elected as directors. Cumulative voting is not allowed for any purpose.
If, as of the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then that firm or organization is the stockholder of record for purposes of voting at the Annual Meeting and you are considered the beneficial owner of shares held in "street name." If you are a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. If you do not instruct your broker or other agent on how to vote your shares, your broker or other agent, in its discretion, may vote your shares on routine matters or they may elect not to vote your shares. Whether or not a matter is routine is subject to the determination by the stock exchange. When a broker or other agent holding shares for a beneficial holder does not receive voting instructions from the beneficial owner and the broker or other agent does not have discretionary voting power on the matter(s), it will result in a "broker non-vote" for the matters on which the broker or other agent cannot vote. Broker non-votes on a particular proposal are considered present for purposes of determining a quorum, but will not be treated as votes cast with respect to any proposal.
Abstentions and "broker non-votes" will have no effect on the outcome of proposals voted upon at the Annual Meeting, except we do not expect there to be any "broker non-votes" for purposes of the ratification of our independent registered public accounting firm, as broker or other agents are expected to have discretionary authority to vote on this proposal (although they are not required to do so).
Unless instructions to the contrary are marked, or if the proxy card is properly executed but no instructions are specified, shares represented by proxies will be voted as follows:
FOR ALL the persons nominated by the Board for Directors for election at the Annual Meeting, being: Laurie Bergman, Jeremy Blank, Richard Campbell-Breeden, Carol Eicher, Gilbert Li, Julian McIntyre, Robert Rasmus and L. Spencer Wells;
FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion as set forth under the Executive Compensation section of this Proxy Statement;
FOR the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024;
FOR the approval of the Arq, Inc. 2024 Omnibus Incentive Plan; and
FOR the approval of the Seventh Amendment of the Company's Tax Asset Protection Plan.
We do not know of any other matter or motion to be presented at the Annual Meeting. If any other matter or motion should be presented at the Annual Meeting upon which a vote must be properly taken, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote such proxy in the discretion of such person as the directors of the Company may recommend, including any matter or motion dealing with the conduct of the Annual Meeting.
Voting by Mail, via the Internet or by Telephone
Stockholders whose shares are registered in their own names may vote by mailing a completed proxy card, via the internet or by telephone. Instructions for voting via the internet or by telephone are set forth on the included proxy card. To vote by mailing a proxy card, sign and return the available proxy card to the address set forth on the proxy card and your shares will be voted at the Annual Meeting in the manner you direct. If no directions are specified but the proxy card is properly executed, your shares will be voted as described above.
If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares over the internet or by telephone rather than by mailing a completed voting instructions card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage house for availability and instructions. If internet or telephone voting is unavailable from your bank or brokerage house, please complete and return the voting instructions card provided by the bank or brokerage firm.
Any stockholder who completes a proxy or votes via the internet or by telephone may revoke the action at any time before it is exercised at the Annual Meeting by delivering written notice of such revocation to the Company's General Counsel and Secretary (Clay Smith), 8051 E. Maplewood Ave., Ste. 210, Greenwood Village, Colorado 80111, by submitting a new proxy executed at a later date, or by joining the virtual meeting and voting such stockholder's shares in a manner different to his, her, or its previously completed proxy card.
The Company is bearing the costs of this solicitation of proxies. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by certain of our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

PROPOSAL ONE
ELECTION OF DIRECTORS OF THE COMPANY
Our Nominating and Governance Committee has recommended to our Board the slate of eight directors— Laurie Bergman, Jeremy Blank, Richard Campbell-Breeden, Carol Eicher, Gilbert Li, Julian McIntyre, Robert Rasmus and L. Spencer Wells—for election by our stockholders, and the Board approved the recommendation and the slate of directors. Each director will hold office until the next annual meeting of stockholders and thereafter until a successor is elected and qualified. The eight nominees receiving the highest number of votes cast will be elected as directors. Cumulative voting is not permitted in the election of directors.
Each of the nominees has consented to be named herein and to serve if elected, and have been recommended by the Nominating and Governance Committee, and approved by the board, subject to shareholder vote. We do not anticipate that any nominee will become unable or unwilling to accept nomination or election, but if this should occur, the persons named in the proxy intend to vote for the election in his or her stead of such other person as the Board may recommend or the size of the Board may be decreased. Last year three of the seven directors then serving were unable to attend our annual meeting due to scheduling conflicts.
Detailed biographical information about each director nominee can be found under the Corporate Governance section of this Proxy Statement. The following table sets forth certain information, including expected committee membership as of June 10, 2024, as to each director nominee of the Company:

Director Name	Audit	Compensation	Nominating and Governance
Laurie Bergman	■		◆
Jeremy Blank
Richard Campbell-Breeden		◆
Carol Eicher	◆	◆	■
Gilbert Li			◆
Julian McIntyre
Robert Rasmus
L. Spencer Wells (1)	◆	■

■ = Chair
◆ = Member
(1) Mr. Wells is the Chair of the Board.

No family relationship exists between any directors or executive officers.
The Company does not have a specific policy on diversity of the Board. Instead, the Board evaluates nominees in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on the group's diversity of experience, backgrounds, represent stockholder interests through the exercise of sound judgment. The following table sets forth the Board diversity as of the Record Date:

Total number of Directors:	8

	Female	Male	Non-Binary	Did not disclose gender
Gender Identity	2	6	—	—

Demographic Background:
Asian	—	1	—	—
White	2	5	—	—
Director Compensation information for the fiscal year ended December 31, 2023 can be found under the "Director Compensation" section of this Proxy Statement.
Board Recommendation
Our Board recommends that you vote "FOR ALL" of the persons nominated above, being Laurie Bergman, Jeremy Blank, Richard Campbell-Breeden, Carol Eicher, Gilbert Li, Julian McIntyre, Robert Rasmus and L. Spencer Wells.

CORPORATE GOVERNANCE
Board Membership Criteria
Criteria established for the selection of candidates for the Board include:
▪An understanding of business and financial affairs and the complexities of an organization that operates as a public company;
▪A genuine interest in representing all of our stockholders and the interests of the Company overall;
▪A willingness and ability to spend the necessary time required to function effectively as a director;
▪An open-minded approach to matters and the resolve and ability to independently analyze matters presented for consideration;
▪A reputation for honesty and integrity that is above reproach;
▪Any qualifications required of independent directors by the Nasdaq Stock Market and applicable law; and
▪As to any candidate who is an incumbent director (who continues to be otherwise qualified), the extent to which the continuing service of such person would promote stability and continuity amongst the Board as a result of such person's familiarity and insight into the Company's affairs, and such person's prior demonstrated ability to work with the Board as a collective body.
The Nominating and Governance Committee of the Board seeks directors with strong reputations and experience in areas relevant to our strategy and operations, such as environmental and diversified chemical technologies, and government regulation and relations, as well as those with overall business acumen and experience in financial matters. Each of our director nominees set forth in this Proxy Statement holds or has held senior executive positions in complex organizations and has operating or financial experience that meets this objective, as described below. In these positions, the director nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, executive compensation, risk management and leadership development. The Nominating and Governance Committee also believes that each of the director nominees has other key attributes that are critical to the composition of an effective Board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its Committees.
The specific experience, qualifications and background of each director for election by our stockholders is as follows:

Laurie Bergman
Director since 2023
Age 46

Ms. Bergman has extensive financial and executive leadership expertise, including serving as the Chief Financial Officer of Liquid Environmental Solutions, provider of waste removal services, since June 2021. Prior to that, Ms. Bergman served as Vice President, Chief Accounting Officer and Corporate Controller of UGI Corporation, a natural gas and electric power distribution company (February 2019 to June 2021). She previously served as the Chief Accounting Officer and Corporate Controller of AmeriGas Propane, Inc., a propane delivery company (2016 to 2019) and as its Group Director – Financial Planning and Operations (2014 to 2016). Ms. Bergman joined AmeriGas Propane, Inc. in 2006 as Manager – Disbursements and served in various roles for AmeriGas Propane, Inc., including Assistant Controller (2011 to 2012), Director of Financial Analysis and Planning (2012 to 2013), and Group Director of Financial Planning and Revenue Management (2013 to 2014). Prior to that, she held positions of increasing responsibility at AmeriGas Propane, Inc. Previously, Ms. Bergman served as a Financial Analysis Specialist and a Disbursement Operations Manager at CIGNA Corporation from 2001 to 2005.

Ms. Bergman's qualifications to serve as director on the Board include her extensive leadership of corporate accounting functions in large publicly traded organizations and skills to serve as a director, with specific expertise as a financial expert. Further, Ms. Bergman's educational background includes a Bachelor of Business Administration degree in Finance from Temple University and a Master of Business Administration from Temple University.

Other Boards and Positions:
▪QNB Corporation (OTC Bulletin Board: QNBC) since 2020: independent director, member of Audit Committee
▪Institute of Management Accountants since 2020: Global Board of Directors

Jeremy Blank
Director since 2023
Age 45

Mr. Blank has over 20 years of experience managing investments in public and private companies. Currently, Mr. Blank is the Chief Investment Officer of Community Fund, a global investment firm, a position he has held since October 2020. Previously, he has served as a Partner at York Capital Management, a $15 billion global investment fund, from 2005 through September 2020. Mr. Blank served as a Vice President, Credit Analyst and Investment Banker at Morgan Stanley from 1999 to 2005.

Mr. Blank's qualifications to serve as director on the Board include his service on several boards of both private and public companies for over 18 years, with a specific expertise in finance.

Other Boards and Positions:
▪Insightec Ltd since 2014: Director, Audit Committee Chair
▪Arq Limited 2015 – 2023: Director
▪Enovix Corp (NASDAQ: ENVX) 2018 - 2021: Director

Richard Campbell-Breeden
Director since 2023
Age 62

Mr. Campbell-Breeden possesses over 30 years of investment banking and mergers & acquisitions related expertise. He spent 28 years at Goldman Sachs, of which he was a partner for 16 years. During his tenure at Goldman Sachs, Mr. Campbell-Breeden ran the UK investment banking businesses in Europe (London) was Vice Chairman of Investment Banking for Asia Pacific (Hong Kong), was a director of Goldman Sachs (Asia) LLC and was a member of the Asian Commitments Committee. Mr. Campbell-Breeden is the founder of Omeshorn Capital Advisors, a firm that specializes in M&A and capital raising advice, which was founded in 2016.

Mr. Campbell-Breeden's qualifications to serve as director on the Board include his service on several public and private company boards, having over 10 years of experience, with a specific expertise in finance.

Other Boards and Positions:
▪Julius Bear Group, Swiss bank listed in Zurich, since 2018: Director, Chair of the Nominations and Compensation Committee, member of the Risk and Governance Committee
▪Arq Limited 2018 – 2023: Director, Chairman of the Board
▪Parkinson’s UK, since 2022, Co-chair of Virtual Biotech Fund Raising Board

Carol Eicher
Director since 2019
Age 65

Ms. Eicher is a retired public company executive with more than 35 years of executive leadership and operational expertise in the chemical industry, most recently as Chief Executive Officer at Innocor, Inc. from 2014-2017. She held senior management roles with Dow Chemical Co., Rohm and Haas Co., Ashland, Inc. and E.I. DuPont de Nemours and Co. In addition, she was CEO and Chair of a private equity portfolio company and led the successful sale of that company.

Ms. Eicher's qualifications to serve as director on the Board include her extensive public and private company board leadership experience having served on public company boards for more than 10 years, with a specific expertise in governance.

Other Boards and Positions:
▪Arconic Corporation (NYSE: ARNC) since 2020: independent director, member of Governance Committee
▪Tennant Company (NYSE: TNC) since 2008: independent director, Chair of the Governance Committee, member of the Compensation Committee, former member of the Audit Committee
▪A Schulman Company (Nasdaq: SHLM): 2017-2018; independent director and member of the Audit and Compensation Committees
▪Innocor, Inc.: 2014 -2017 CEO; 2017-2018 non-executive board chair

Gilbert Li
Director since 2016
Age 46

Mr. Li is currently the Co-Founder and Managing Partner of Alta Fundamental Advisers LLC, a private investment company, holding this position since January 2013. From February 1, 2018 to May 1, 2021, Mr. Li also served as a manager on the Board of Managers of Tinuum Group, LLC ("Tinuum Group"), in which we hold equity interests of 42.5% as of December 31, 2023. He has spent his career focused on value-oriented investing across the capital structure. From January 2009 through January 2013, Mr. Li was an investment analyst for JMB Capital Partners, a $1.3 billion hedge fund. He has also previously held the roles of portfolio manager, trader and investment analyst at Merrill Lynch, Watershed Asset Management and J.P. Morgan Investment Management.

Mr. Li's qualifications to serve as director on the Board include his over 20 years of industry experience and provides unique insights to various energy, alternative energy, coal and tax credit-related companies.

Other Boards and Positions:
▪Alta Fundamental Advisers since 2013: Co-Founder and Managing Partner

Julian McIntyre
Director since 2023
Age 49

Mr. McIntyre is the principal at McIntyre Partners, a private investment company with interests in energy and infrastructure. Mr. McIntyre is the founder and former Chief Executive Officer of Arq Limited between 2015 and 2023. He has extensive experience as an entrepreneur, founding several companies in the oil and gas, energy, and telecommunications industries. In 2024, Mr. McIntyre became Chairman of Moreld, a leading Norwegian engineering group servicing offshore energy and marine industries. In 2021, Mr. McIntyre was a founding shareholder of Greenfire Resources, a large oil producer in Alberta, Canada. He was, in 2014, the founder of a large natural gas operator in the Rocky Mountains and served as director until 2017. In 2000, Mr. McIntyre founded Gateway Communications, a pan-African telecoms company that provided satellite and terrestrial private networks for multinationals operating in Africa.

Mr. McIntyre's qualifications to serve as director on the Board include his service on several public and private company boards, having over 20 years of experience, with a specific expertise in entrepreneurial business growth.

Other Boards and Positions:
▪Greenfire Resources Inc. since 2020: Director
▪Aurora Group Plc (‘Moreld’) since 2024: Chairman

Robert Rasmus
President and Chief Executive Officer, Director since 2023
Age 66

Mr. Rasmus has been the Chief Executive Officer of Arq, Inc. since July 2023. Prior to his appointment as Chief Executive Officer, between 2012 and 2020, Mr. Rasmus served as the Chief Executive Officer and director of Hi-Crush, Inc., a fully integrated provider of proppant and logistics services for hydraulic fracturing operations that Mr. Rasmus founded in 2012. Prior to this, Mr. Rasmus is a Co-Founder and Managing Partner of Red Oak Capital Management, and was President of Thunderbolt Capital Corp., a venture firm focused on start-up and early-stage private equity investments.

Mr. Rasmus has a Bachelor of Arts in Government and International Relations from the University of Notre Dame.

Other Boards and Positions:
•Red Oak Capital Management since 2003: Managing Partner
•Tinuum Group since 2024: Director
•Tinuum Services since 2024: Director
•Eastern Shelf Royalty Fund III since 2022: Director
•Headwater Minerals II since 2019: Director
•University of Notre Dame Arts & Letters Council since 2009: Member (nonprofit)
•Wilson-Sheehan Lab for Economic Opportunity since 2015: Director (nonprofit)
•Carestream Health Inc. from 2022 to 2024: Former Director and Chair of the Compensation Committee
•Arctic Canadian Diamond Company from 2022 to 2024: Former Director and Chair of the Audit Committee
•Hi-Crush Proppants from 2012 to 2020: Former Director
•Hi-Crush GP from 2012 to 2020: Former Director

L. Spencer Wells
Director since 2014
Age 53

Mr. Wells has over 20 years of experience as an investor and financial analyst and is a founding Partner of Drivetrain Advisors, a provider of fiduciary services to the alternative investment community. Prior to founding Drivetrain Advisors in 2013, Mr. Wells served as a Senior Advisor at TPG Special Situations Partners from 2010 to 2012. Mr. Wells was a partner of TPG Special Situations Partners, during which time he helped to create and manage an investment portfolio approximated at $2.5 billion. From 2002 until 2009, Mr. Wells served as a Partner and a member of the Investment Committee at Silverpoint Capital. While at Silverpoint, he covered the energy, chemicals and building products sectors and managed an investment portfolio estimated at $1.3 billion. Mr. Wells has previously served on the Boards of over 20 public and private companies over the last ten years, including Roust Corporation, Affinion Group, Inc. and Syncora Holdings, Ltd.

Mr. Wells has extensive executive leadership and financial expertise, having over 20 years of involvement as a financial analyst and senior advisor to various companies.

Mr. Wells' qualifications to serve as director on the Board include extensive public and private company board leadership experience having served on public company boards for more than 10 years, with specific expertise in governance of companies undergoing significant change such as asset purchases and sales, in-court or out-of-court restructurings and liability management.

Other Boards and Positions:
▪NextDecade Corporation (Nasdaq: NEXT) since 2017: Director, Chair of the Audit Committee, member of the Nominating and Corporate Governance Committee
▪Vantage Drilling International since 2016: Director, Chair of the Compensation Committee, member of the Audit Committee
▪Parker Drilling Company since 2018: Director, Chair of the Compensation Committee, member of the Finance and Strategic Planning Committee, member of the Nominating and Corporate Governance Committee
▪Town Sports International Holdings, Inc. from 2014 to 2020: Director, Chair of the Compensation Committee and member of the Audit Committee
▪Samson Resources II, LLC since 2017: Director
▪Jones Energy, Inc. from 2018 -2019: Director

Director Independence
Currently our board of directors consists of six independent directors, as defined under the applicable Nasdaq listing standards (Laurie Bergman, Richard Campbell-Breeden, Carol Eicher, Gilbert Li, Julian McIntyre, and L. Spencer Wells). The Board determined that Mr. Blank is not independent due to his affiliation with the Community Fund, as described below under "Related Person Transactions." The Board considered Mr. McIntyre's prior employment with Legacy Arq, which terminated upon him becoming a director of the Company and determined that it would not impair Mr. McIntyre's independence under the applicable SEC and Nasdaq rules.
The Board maintains audit, compensation, and nominating and governance committees, each of which was at all times during 2023, currently comprised of, and will continue to be comprised as of the Annual Meeting and thereafter solely of independent directors under applicable independence standards of the Nasdaq listing rules.
Board and Committee Meetings and Attendance at Meeting of Stockholders
The Board currently has three committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee.
The Board met 12 times in 2023. At each of the Board meetings, the independent directors then serving on the Board were polled to determine if they believed an "executive session" was needed. In 2023, the Board or Committees held 15 executive sessions of independent directors where management of the Company could be excluded from a portion or all of the session. The Audit Committee met six times in 2023. The Compensation Committee met seven times in 2023. The Nominating and Governance Committee met five times in 2023. All of the incumbent directors attended more than 75% of the meetings of the Board and the committees of which they were members during 2023.
Directors are expected to attend all Board and respective Committee meetings. In addition, directors are expected to make their best efforts to attend the Company's annual meeting of stockholders either in person or telephonically. All incumbent directors attended last year's Annual Meeting of Stockholders.
Stockholder Communications to Directors
Any stockholder or any other interested party may communicate directly with the Board (or any individual director or Chair of the Board) by writing to the Chair of the Board, Arq, Inc., 8051 E. Maplewood Ave., Ste. 210 Greenwood Village, Colorado 80111 or by emailing the Board through the "Contact" page on our website at www.arq.com. Any such communication should state the number of shares owned of record or beneficially owned by the stockholder making the communication. Provided that such communication addresses a legitimate business issue, the Company or the Chair will forward the stockholder's communication to the appropriate director. For any communication relating to accounting, auditing or fraud, such communication will be forwarded promptly to the Chair of the Audit Committee.
Code of Ethics
We have adopted a Code of Ethics and Business Conduct that includes a code of ethics as defined in Item 406(b) of SEC Regulation S-K. Our Code of Ethics and Business Conduct incorporates our Insider Trading Policy, which applies to our officers, directors, and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or other persons performing similar functions. A copy of our Code of Ethics and Business Conduct is available on our investor relations website at ir.arq.com. We intend to disclose any amendments to our Code of Ethics and Business Conduct, or waivers of such provisions granted to executive officers and directors, on our website in accordance with, and to the extent required by, the SEC and Nasdaq rules. Please note that the information on our website is not part of this Proxy Statement and is not incorporated by reference herein.
Board Leadership Structure and Role in Risk Oversight
We have a policy of keeping the roles of Chief Executive Officer and Chair of the Board separate, and the roles are currently filled by two different individuals. We believe this arrangement is appropriate as it recognizes the distinction between the role played by the Chief Executive Officer ("CEO"), whose position is more heavily oriented towards day-to-day management, and the Chair, whose role as an independent director is to oversee the Board and participate in and chair executive sessions of the Board.

Our Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. However, in accordance with corporate legal principles, the Board is not involved in day-to-day operating matters. Members of the Board are kept informed of the Company's business by participating in Board and committee meetings, by reviewing analysis and reports sent to them periodically and monthly, and through discussions with the CEO and other officers.
Our Board receives quarterly updates from our CEO and other members of executive management regarding enterprise risks, including operation, financial, legal and regulatory and strategic. These risks are evaluated on a short-term, intermediary and long-term basis. Management has a systemic and integrated approach to overall risk management that includes the identification of risks and mitigation plans.
The Board has designated the Audit Committee to oversee risk management, including cybersecurity, and the Audit Committee periodically reports to the Board regarding briefings provided by management and advisors, as well as its own analysis and conclusions regarding the adequacy of the Company's risk management processes. In addition to this compliance program, the Board encourages management to promote, and management is committed to promoting, a corporate culture that incorporates risk management into the Company's strategy and day-to-day business operations. The Board and management continually work together to assess and analyze our most likely areas of risk.
Audit Committee
Our Board has appointed an Audit Committee currently consisting of Mses. Bergman and Eicher, and Mr. Wells. Ms. Bergman currently serves as the Chair of the Audit Committee. Our Board determined that Mses. Bergman and Eicher and Mr. Wells are each an "audit committee financial expert." Each Audit Committee member is "independent" under the applicable independence standards of the SEC and Nasdaq Stock Market, including heightened independent standards applicable to audit committee members, and a brief listing of their relevant experience is stated in their biography above under the caption entitled "Directors of the Company."
The role and functions of the Audit Committee are set out in the Audit Committee Charter. The role of the Audit Committee is one of oversight of the services performed by the Company's independent registered public accounting firm. The Audit Committee's functions include the following:
▪Reviewing and assessing the Audit Committee Charter annually;
▪Overseeing the Company's compliance with legal and regulatory requirements, including the Code of Ethics and Business Conduct and approving related party transactions;
▪Overseeing the Company's processes to identify and manage business and financial risk;
▪Appointing, approving the compensation of, and reviewing the Company's relationships with, its independent registered public accounting firm and/or other auditors and assessing the impact such relationships may have on the auditors' objectivity and independence;
▪Taking other appropriate action to evaluate the independence of the outside auditors;
▪Reviewing and considering the matters identified in Public Company Accounting Oversight Board ("PCAOB") professional auditing standards with the outside auditors and management;
▪Reviewing and discussing the Company's financial statements and report on internal control with the outside auditors;
▪Reviewing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; and
▪Reporting to the Board on all such matters. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm.
The Audit Committee pre-approves all audit or non-audit services performed by our independent registered public accounting firm in accordance with Audit Committee policy and applicable law.

The Audit Committee has a written charter, a copy of which is available on our investor relations website at ir.arq.com under the "Corporate Governance Docs" section of "Corporate Governance." Please note that the information on our website is not part of this Proxy Statement and is not incorporated by reference herein.
Compensation Committee
Our Board has appointed a Compensation Committee currently consisting of Messrs. Wells and Campbell-Breeden, and Ms. Eicher. Mr. Wells currently serves as the Chair of the Compensation Committee. The responsibilities of the Compensation Committee, as set forth in the Compensation Committee Charter, include reviewing our executive compensation programs to analyze their alignment with attracting, retaining and motivating our executive officers to achieve our business objectives; establishing annual and long-term performance goals for our executive officers and evaluating their performance in light of such goals; reviewing, approving and, when appropriate, making recommendations concerning our long-term incentive plans; reviewing and making recommendations regarding stockholder proposals related to compensation; and administering our equity-based and employee benefit plans.
Each year, the Compensation Committee reviews, modifies (if necessary), and approves the goals and objectives relevant to the compensation of the Chief Executive Officer and the other Named Executive Officers, as well as the executive compensation program as a whole, including performance goals for the annual cash incentive program, if applicable, and long-term equity awards. In addition, the Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer within the framework of our executive compensation goals and objectives. Based on this evaluation, the Compensation Committee sets the compensation of the Chief Executive Officer. See "Executive Compensation" below for additional information.
The Compensation Committee has a written charter, a copy of which is available on our investor relations website at ir.arq.com under the "Corporate Governance Docs" section of "Corporate Governance." Please note that the information on our website is not part of this Proxy Statement and is not incorporated by reference herein.
Nominating and Governance Committee
Our Board has appointed a Nominating and Governance Committee currently consisting of Mses. Eicher and Bergman, and Mr. Li. Ms. Eicher currently serves as the Chair of the Nominating and Governance Committee.
The responsibilities of the Nominating and Governance Committee include:
▪Reviewing and recommending to the Board the size and composition of the Board;
▪Identifying and recommending director nominees for election to the Board;
▪Reviewing non-management director compensation;
▪Submitting the same to the entire Board for approval;
▪Overseeing the annual self-evaluation of the Board;
▪Recommending the structure and composition of Board committees to the entire Board for approval;
▪Monitoring in conjunction with the Audit Committee compliance with our Code of Ethics and Business Conduct;
▪Approving any waivers thereto with respect to directors and executive officers;
▪Recommending individuals to serve as Chair of the Board and periodic review of the Chief Executive Officer; and
▪Reviewing the Chief Executive Officer's recommendations for individuals to serve as executive officers and analyzing and recommending such persons to the Board.

Director nominees are generally identified by our directors, stockholders, officers or third party search firm based on industry and business contacts. Regardless of the source of the nomination, nominees are evaluated by the Nominating and Governance Committee, other members of the management team and the Board, as deemed appropriate by the Nominating and Governance Committee. The Nominating and Governance Committee then presents qualified candidates to the Board for a final discussion and vote.
We do not have a formal policy with respect to the consideration of diversity in the identification of director nominees, but the Nominating and Governance Committee strives to select candidates for nomination to the Board with a variety of backgrounds and complementary skills so that, as a group, the Board possesses the appropriate talent, skills, perspectives and expertise to oversee the Company's businesses. The Board assesses its effectiveness in this regard as part of the annual board and director evaluation process.
Under the Nominating and Governance Committee Charter, the Nominating and Governance Committee will consider nominees submitted by our stockholders. Recommendations of individuals that meet the criteria set forth in the Nominating and Governance Committee Charter for election at our 2025 annual meeting of stockholders may be submitted to the Nominating and Governance Committee in care of Clay Smith, General Counsel and Secretary, at 8051 E. Maplewood Ave., Ste. 210, Greenwood Village, Colorado 80111 no earlier than January 11, 2025 and no later than February 10, 2025. The Nominating and Governance Committee evaluates nominees recommended by stockholders using substantially the same criteria it uses to evaluate all other candidates.
The Nominating and Governance Committee has a written charter, a copy of which is available on our investor relations website at ir.arq.com under the "Corporate Governance Docs" section of "Corporate Governance." Please note that the information on our website is not part of this Proxy Statement and is not incorporated by reference herein.

RELATED PERSON TRANSACTIONS
The charter of our Audit Committee requires all related person transactions to be reviewed and approved by the Audit Committee. A related person transaction is, defined as any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000, (b) the Company is a participant, and (c) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A "Related Person" is any (a) person who is an executive officer, director, or nominee for election as a director of the Company, (b) greater than five percent beneficial owner of our outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An "Immediate Family Member" is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household of a person. We do not have written policies or procedures for related person transactions but rely on the Audit Committee’s exercise of business judgment, consistent with Delaware law, in reviewing such transactions.
Other than transactions described below, there have not been any "related person" transactions that require disclosure under Item 404 of Regulations S-K.
In connection with the Arq Acquisition, the Company appointed three new directors to the Board (the "New Directors"), each of whom was a director of Legacy Arq, and was considered a related person as of the Acquisition Date. New Directors included Jeremy Blank, Richard Campbell-Breeden and Julian McIntyre.
Also, on February 1, 2023, the Company entered into Subscription Agreements (the "Subscription Agreements") with certain persons (the "Subscribers") pursuant to which the Subscribers subscribed for and purchased shares of Common Stock for an aggregate purchase price of approximately $15.4 million and at a price per share of $4.00 (the "PIPE Price Per Share" and such transaction, the "PIPE Investment"). The securities issued to the Subscribers under the Subscription Agreements were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), Rule 506 of Regulation D, which is promulgated thereunder, and Regulations S of the Securities Act. Messrs. Blank, Campbell-Breeden and McIntyre, either individually or through their affiliated entities were Subscribers in the PIPE Investment in the amount of $2.5 million, $0.2 million, and $4.8 million, respectively.
On August 19, 2022, the Company and CF Global Credit, LP ("CF Global") executed a commitment letter pursuant to which CF Global offered to provide a $10.0 million term loan (the "Term Loan") to the Company, of which $8.5 million was the net proceeds. The proceeds of the Term Loan are intended to be utilized for the general corporate purposes of the Company and its subsidiaries.
As a requirement of the Purchase Agreement, and on February 1, 2023, the Company, as borrower, certain of its subsidiaries, as guarantors, and CF Global, as administrative agent and lender, entered into the Term Loan upon execution of a Term Loan and Security Agreement. CF Global is an affiliate of one of the Company's directors, Jeremy Blank, who is Chief Investment Officer of Community Fund. Mr. Blank was appointed on February 1, 2023 in conjunction with the Arq Acquisition and was considered a related person effective February 1, 2023. Mr. Blank is entitled to a portion of interest and fees related to the Term Loan given his ownership position in CF Global, which amount was in excess of $120,000 during the last completed fiscal year.
On July 14, 2023, the Board appointed Mr. Robert Rasmus to the positions of President and Chief Executive Officer effective July 17, 2023. On July 17, 2023, we entered into a subscription agreement (the "Subscription Agreement") with Mr. Rasmus and entities controlled by Mr. Rasmus, in connection with his appointment as our President and Chief Executive Officer. Pursuant to the Subscription Agreement, Mr. Rasmus subscribed for and agreed to purchase 950,000 shares of our common stock, par value $0.001 per share, from the Company for an aggregate purchase price of $1.8 million (at a price per share of approximately $1.90). In September 2023, the Company received cash of $1.0 million and issued 527,779 shares of common stock to Mr. Rasmus pursuant to the Subscription Agreement. Mr. Rasmus was considered a related person for the purposes of the Subscription Agreement.

DIRECTOR COMPENSATION
Our Nominating and Governance Committee has responsibility for reviewing the compensation plan for our non-management directors annually and making recommendations to the entire Board for approval. The Nominating and Governance Committee has not delegated authority to any other person to determine director compensation. Our management has made recommendations to the Nominating and Governance Committee regarding their views as to the appropriate amount and form of compensation (i.e., cash or stock) and tax and accounting ramifications of such compensation.
Based on its review of director compensation practices of the Peer Group (as discussed in more detail on page 29) and other market information, the Compensation Committee did not adjust total director compensation for 2023. For the Annual Retainer, a portion of the directors retainer is to be paid at least 50% in the form of restricted Common Stock that vests in four quarterly installments, as described below. As the volume weighted average purchase price of the share awards representing 50% of the retainer for 2023 was below a valuation floor of $3.00, the Compensation Committee approved additional payment in cash for the board term beginning June 14, 2023.

Compensation Component	January 1, 2023 - December 31, 2023*
Annual Retainer	$147,850, with at least 50% paid in restricted stock
Chair of the Board Retainer	$32,500
Chair of the Audit Committee Retainer	20,000
Chair of the Compensation Committee Retainer	12,500
Chair of the Nominating and Governance Committee Retainer	10,000
Compensation Committee Member Service Retainer	10,000
Audit Committee Member Service Retainer	7,500
Nominating and Governance Member Service Retainer	5,000
Board of Managers of Tinuum Group, LLC Service Retainer	$20,000
*Amounts shown are on an annual basis. Unless specified otherwise, all amounts are payable in cash.
All directors also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board.

The following table provides information regarding the compensation of our non-employee directors for the fiscal year ended December 31, 2023:

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)(3)	Total ($)
Laurie Bergman	71,795	45,834	117,629
Jeremy Blank	111,233	45,834	157,067
Richard Campbell-Breeden	117,066	45,834	162,900
Carol Eicher	120,252	45,834	166,086
Gilbert Li	101,919	45,834	147,753
Julian McIntyre	111,233	45,834	157,067
J. Taylor Simonton (4)	44,792	—	44,792
L. Spencer Wells	153,585	45,834	199,419
(1) The cash amounts earned by each director are made up of the following amounts:

Name	Annual Retainer ($)	Annual Chair Retainer ($)	Annual Committee Retainer ($)	Total ($)
Laurie Bergman	58,115	10,944	2,736	71,795
Jeremy Blank	111,233	—	—	111,233
Richard Campbell-Breeden	111,233	—	5,833	117,066
Carol Eicher	92,752	10,000	17,500	120,252
Gilbert Li	92,752	—	9,167	101,919
Julian McIntyre	111,233	—	—	111,233
J. Taylor Simonton (4)	33,472	9,056	2,264	44,792
L. Spencer Wells	92,752	45,000	15,833	153,585
(2) The grant date fair value of the restricted shares granted to non-employee directors in fiscal 2023 is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the closing price per share on the date of grant.

Grantees	Shares (per director)	Grant Date Fair Value (per director)	Grant Date
Bergman, Blank, Campbell-Breeden, Eicher, Li, McIntyre and Wells	24,642	$45,834	7/1/2023
(3) As of December 31, 2023, our non-employee directors held the following number of shares of unvested restricted stock, which were granted in 2023: Ms. Bergman — 12,322, Mr. Blank — 12,322, Mr. Campbell-Breeden — 12,322, Ms. Eicher — 12,322, Mr. Li — 12,322, Mr. McIntyre — 12,322 and Mr. Wells — 12,322.
(4) Mr. Simonton did not stand for re-election at the 2023 Annual Meeting and ceased being a director at that time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock
The following table provides information with respect to the beneficial ownership of our Common Stock by: (1) each current director of the Company or director nominee, (2) each named executive officer currently serving the Company, (3) all directors and executive officers as a group, and (4) each person beneficially owning more than 5% of our outstanding Common Stock. We base the share amounts shown on each person's beneficial ownership as of April 12, 2024, including options exercisable, or shares issuable upon settlement of restricted stock units, within 60 days thereof, unless we indicate some other basis for the share amounts. Percentage ownership is calculated based on 33,475,454 shares outstanding as of April 12, 2024, including securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. For persons beneficially owning more than 5% of our outstanding Common Stock, we have used the most recent ownership filings related to the below table. Except as noted below, each of the persons named below has sole voting and investment power for the respective shares.

Named Executive Officers, Directors and Director Nominees (1)	Current Shares Beneficially Owned (1)	Percent of Shares Beneficially Owned
Laurie Bergman	24,642	*
Jeremy Blank (2)	2,248,255	6.72%
Richard Campbell-Breeden (3)	174,582	*
Carol Eicher	69,450	*
Gilbert Li (4)	2,031,614	6.07%
Julian McIntyre (5)	3,069,478	9.17%
Robert Rasmus	950,000	2.84%
L. Spencer Wells	90,419	*
Jeremy Williamson	91,240	*
Joe M. Wong	244,587	*
All Current Directors and Named Executive Officers as a Group (10 persons)	8,994,267	26.87%

Former Executives:
Morgan Fields	45,852	*
Greg Marken	94,420	*

5% Shareholders:
Alta Fundamental Advisers LLC (4)	2,031,614	6.07%
Allard Services Limited (5)	2,636,370	7.88%
YGF 100 LP(2)	1,855,388	5.54%
* Less than 1%
(1)     Except as otherwise noted and for shares held by a spouse and other members of the person's immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated shares. This column also includes shares held in trust that are beneficially owned. Beneficial ownership of some or all of the shares listed may be disclaimed. The address of each of our executive officers and directors is 8051 E. Maplewood Ave., Ste. 210, Greenwood Village, CO 80111.
(2)    Mr. Blank reported being the beneficial owner of 2,248,255 shares, of which 1,855,388 shares are held by YGF 100 LP ("YGF"), 324,955 shares are held by CF Global Credit, LP and 43,270 shares are held by Community SPV GP LP. Mr. Blank is the ultimate control person of and an investor in YGF and Community SPV GP LP; therefore he is an indirect beneficial owner of a portion of these shares. Additionally, Mr. Blank controls the general partner of CF Global Credit, LP and is an investor in CF Global Credit, LP and therefore is an indirect beneficial owner of a portion of these shares. Mr. Blank disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3) Mr. Campbell-Breeden reporting being the beneficial owner of 174,582 shares, of which 142,542 shares are held by Omeshorn Holdings Ltd. Mr. Campbell-Breeden is a director of Omeshorn Holdings Ltd. and therefore is an indirect beneficial owner of the securities reported herein.
(4) Alta Fundamental Advisers LLC ("Alta") and Alta Fundamental Advisers SP LLC report being the beneficial owner of 2,031,614 shares that are directly held by their clients, funds, and affiliates (the "Accounts") that are managed by Alta. Mr. Li, a director of the Company, is a Managing Partner of Alta. In addition, Mr. Li is an investor in one or more of these Accounts and therefore is an indirect beneficial owner of a portion of these shares. Alta and Mr. Li disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. Alta's address is 1500 Broadway, Suite 704, New York, NY 10036.
(5) Mr. McIntyre reported being the beneficial owner of 3,069,478 shares, of which 2,636,370 shares are held by Allard Services Limited, 348,632 shares are held by MWB Limited, 39,271 shares are held by Markham Fuels Management Limited, and 20,563 shares are held by Stannard Limited. Mr. McIntyre controls Allard Services Limited and Markham Fuels Management Limited and therefore is an indirect beneficial owner of the securities reported herein. Further, Markham Fuels Management Limited controls MWB Limited, and Mr. McIntyre's spouse controls Stannard Limited and therefore Mr. McIntyre may be deemed to be an indirect beneficial owner of the securities reported herein. Allard Services Limited’s address is 36 Hope Street, IM1 1AR Douglas, Isle of Man.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
For the fiscal year ended December 31, 2023, the following persons subject to Section 16(a) beneficial ownership reporting filed late reports:

Reporting Person	Number of Late Reports	Total Number of Transactions Reported Late
Laurie Bergman	2	1
Julian McIntyre(1)	2	2
(1) These securities are directly held by Allard Services Limited, MWB Limited, Markham Fuels Management Limited, and Stannard Limited. Mr. McIntyre controls Allard Services Limited and Markham Fuels Management Limited and therefore is an indirect beneficial owner of the securities reported herein. Further, Markham Fuels Management Limited controls MWB Limited, and Mr. McIntyre's spouse controls Stannard Limited and therefore Mr. McIntyre may be deemed to be an indirect beneficial owner of the securities reported herein.
The Company is not aware of any other unreported transactions for 2023.

PROPOSAL TWO
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO COMPANY'S NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are seeking a non-binding advisory vote to approve the compensation of named executive officers as disclosed in the section of this Proxy Statement titled "Executive Compensation." Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions. We believe that our compensation philosophy and practices are consistent with market practices, designed to retain key executives and reward company performance, and aligned with long-term stockholder interests. This proposal will be deemed approved, on a non-binding advisory basis, if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.
The Board proposes the following resolution for approval by the stockholders:
RESOLVED, that the stockholders approve the compensation of the Company's named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation tables and related narrative discussion).
The Board currently has a policy of holding advisory votes to approve executive compensation every year and currently expects the next advisory vote to approve executive compensation following the 2024 annual meeting to be held at the 2025 annual meeting.
Board Recommendation
Our Board recommends a vote "FOR" the proposal to approve, on an advisory basis, the Company's compensation paid to named executive officers.

Named Executive Officers of the Company
The following table sets forth certain information about our named executive officers as of the date of this Proxy Statement:

Name	Age	Position
Robert Rasmus	66	Chief Executive Officer
Jeremy Williamson	44	Chief Operating Officer
Joe M. Wong	63	Chief Technology Officer
Former Executives:
Morgan Fields	43	Former Chief Accounting Officer
Greg P. Marken	42	Former President, Chief Executive Officer and Treasurer
All officers hold office until their successors are appointed, or until their earlier death, resignation or removal. The specific experience, qualifications and background of each current executive officer are as follows:

Robert Rasmus
President, Chief Executive Officer and Treasurer
Business Experience:
Mr. Rasmus has been the Chief Executive Officer of Arq, Inc. since July 2023. See Mr. Rasmus' specific experience and education background in the "Corporate Governance" section above.

Jeremy “Deke” Williamson
Chief Operating Officer
Business Experience:

Mr. Williamson joined Arq, Inc. in September 2023 and currently serves as the Chief Operating Officer. Prior to joining Arq, Inc., Mr. Williamson held various positions at Hi-Crush, Inc., most recently as Senior Vice President Production/Midstream from 2019 to 2023. Prior to 2019, he was the plant manager at Southeast Missouri Stone. Mr. Williamson has more than 20 years of industrial manufacturing experience
Education:
Mr. Williamson holds an MBA and a Bachelor of Science degree in Business Management from the University of Phoenix.

Joe M. Wong
Chief Technology Officer
Business Experience:

Mr. Wong has over 37 years of industrial leadership experience in research & development, product development and business growth in specialty materials. Prior to joining Arq, Inc. as Chief Technology Officer in 2018, Mr. Wong served as the Chief Technology Officer for ADA Carbon Solutions from 2012 to 2018 and VP of Technology from 2011 to 2012. Before ADA Carbon Solutions, Mr. Wong worked for three years in private consulting, preceded by 21 years with MeadWestvaco Corporation in senior leadership positions for the Specialty Chemicals and Research & Development sectors.

Education:
Mr. Wong holds a PhD in Chemical Engineering from the University of Texas.

Involvement in Certain Legal Proceedings
Robert Rasmus and Jeremy Williamson, executive officers, previously served as Chief Executive Officer and director, and Senior Vice President of Production/Midstream of Hi-Crush, Inc. In July 2020, Hi-Crush, Inc. and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the U.S. Bankruptcy Code, as a result of various events, including the impact from COVID-19.
EXECUTIVE COMPENSATION
In this section, we provide an analysis and explanation of our compensation program and the compensation earned by our named executive officers for the fiscal year ended December 31, 2023. We are a "smaller reporting company" and the following compensation disclosures are intended to comply with the scaled disclosure requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, our Compensation Committee is committed to providing the information necessary to help stockholders understand our executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2023 executive compensation program for our named executive officers.
The Company's named executive officers ("NEOs") for 2023 were:

Name	Age	Positions
Robert Rasmus	66	Chief Executive Officer
Jeremy Williamson	44	Chief Operating Officer
Joe M. Wong	63	Chief Technology Officer
Former Executives:
Morgan Fields	43	Former Chief Accounting Officer
Greg P. Marken	42	Former President, Chief Executive Officer and Treasurer
Summary Compensation Table
The following table presents information regarding compensation earned by or awards to our NEOs during fiscal years 2023 and 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Robert Rasmus	2023	21,154	125,000	130,500	730,000	—	4,385	1,011,039
Chief Executive Officer	2022	—	—	—	—	—	—	—

Jeremy Williamson	2023	87,500	100,000	273,247	—	—	5,625	466,372
Chief Operating Officer	2022	—	—	—	—	—	—	—

Joe M. Wong	2023	329,459	143,820	634,501	—	239,539	18,972	1,366,291
Chief Technology Officer	2022	312,710	61,200	267,193	—	241,803	18,222	901,128

Morgan Fields	2023	286,088	203,200	119,701	—	213,180	9,900	832,069
Former Chief Accounting Officer	2022	279,019	101,600	237,794	—	181,545	9,150	809,108

Greg P. Marken	2023	333,373	335,800	404,376	—	540,132	477,744	2,091,425
Former President, Chief Executive Officer and Treasurer	2022	470,085	184,000	463,461	—	545,100	12,428	1,675,074

(1)Because the Short-Term Incentive Plan (the "STIP") has mandatory performance measures that must be achieved before there is any payout to NEOs, amounts paid under the STIP are shown in the Non-Equity Incentive Plan Compensation column of the table, rather than the Bonus column. Amounts earned in 2022 represent retention awards paid to the NEOs, as described in more detail under "Narrative Disclosure to Summary Compensation Table - Retention Agreements" below. Amounts earned in 2023 consisted of retention awards, described in more detail under "Narrative Disclosure to Summary Compensation Table - Retention Agreements" below, or sign-on bonuses paid, as applicable, per NEO.
(2)The amounts in this column represent the aggregate grant date fair values of restricted stock awards ("RSAs") and performance share units ("PSUs") computed in accordance with FASB ASC Topic 718. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 12 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The PSU award to Mr. Rasmus is subject to a market-based price hurdle requirement and has been included in the table above based on the maximum payout upon achievement of the vesting requirement. Mr. Wong has PSUs subject to the completion of certain performance-based metrics, which have been included in the table above based on the maximum payout upon achievement of the vesting requirement. The PSU awards to Mr. Williamson and certain of the PSU awards to Mr. Wong are subject to market-based performance conditions relating to the relative placement of the Company’s total stockholder return ("TSR") for the three-year performance period as compared to the respective TSRs of a specified group of peer companies. The table below presents the market based PSU awards granted for the fiscal year ended December 31, 2023 based on an earned percentage of 100% (grant date fair value disclosed above) and an earned percentage of 200%, which is the highest level of performance conditions that can be achieved. The difference between the "Stock Award" amounts in the table above and the "PSU-if earned, target ($)" amounts in the table below represents the grant date fair values attributable to the RSAs and other awards included at potential maximum payout.

Name	PSU - if earned, target ($)	PSU - if earned, maximum ($)
Jeremy Williamson	102,419	204,838
Joe M. Wong	74,958	149,916
(3)The amounts in this column represent the aggregate grant date fair value of the inducement option award to Mr. Rasmus computed in accordance with FASB ASC Topic 718. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 12 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These options have an exercise price of $3.00 and vest ratably in three equal annual installments
(4)The amounts in this column represent the bonuses earned for the applicable year under the STIP.
(5)The All Other Compensation amounts for each NEO for 2023 are made up of the amounts in the table below:

Name	Matching contributions to 401(k) ($)	Severance ($)	Other ($) (A)	Total ($)

Robert Rasmus	4,385	—	—	4,385
Jeremy Williamson	5,625	—	—	5,625
Joe M. Wong	9,900	—	9,072	18,972
Morgan Fields	9,900	—	—	9,900
Greg P. Marken	9,900	455,844	12,000	477,744
(A) The amounts in this column represents premiums paid by the Company for an individual disability insurance policy maintained for Mr. Wong for up to $102,000 per year, and the amount paid to Mr. Marken for a consulting agreement subsequent to his termination.
Narrative Disclosure to Summary Compensation Table
Overview of Executive Compensation Program
Our Compensation Committee is charged with establishing the Company’s philosophy for executive compensation and the approval, oversight, implementation and administration of executive compensation and benefits. Generally, the Chief Executive Officer of the Company makes recommendations to the Compensation Committee regarding executive compensation other than for himself; however, authority to approve compensation, performance goals and objectives for all NEOs is vested in the Compensation Committee.
Our philosophy for executive compensation is set forth in a document entitled "Executive Compensation Philosophy and Objectives" (the "EC Philosophy") reviewed annually by the Compensation Committee to ensure the EC

Philosophy remains appropriate. The EC Philosophy is designed to support achievement of our strategies and goals, thereby creating long-term value for our stockholders and customers and ensuring our ability to recruit and retain highly qualified executive employees. Our EC Philosophy is designed to:
▪Support the Company’s vision, mission, strategy, and values to generate profitability and sustained growth in the long-term best interests of our stockholders;
▪Align executive compensation with measures of performance tied to the strategic and operational performance of the business and stockholder returns;
▪Reward executives on the basis of merit for individually and collectively achieving a leadership culture, innovation and excellence within the Company, and delivering sustained high performance to the Company, taking into consideration each executive’s qualifications, level of responsibility and contribution to the Company’s long-term performance;
▪Encourage competency-building by linking career development, performance management and compensation rewards;
▪Attract and retain the best executive talent and a highly qualified diverse workforce within a non-discriminatory, merit-based compensation program; and
▪Use external compensation data to benchmark comparable positions in similar industries and companies within our geographical region as one key factor in establishing the competitiveness of our executive salaries, incentives and benefits.
We believe that our compensation policies and practices do not motivate excessive or imprudent risk-taking. We note the following key aspects of our compensation policies and practices in making this determination:
▪The Company’s EC Philosophy is based on balanced performance metrics that promote disciplined progress towards long-term Company goals in addition to the short-term health of the organization;
▪We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value; and
▪The Company’s compensation programs are weighted towards long-term incentives.
Because of these factors, we believe that our compensation policies and practices, both for our employees and our executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.
Say-on-Pay
The Company provides its stockholders with the opportunity to cast an advisory vote on annual executive compensation (a "say-on-pay proposal"). At the Company’s annual meeting of stockholders in 2023, approximately 68% of the votes cast were in favor of the say-on-pay proposal, which the Compensation Committee reviewed in assessing executive compensation for the fiscal year ending December 31, 2023. Proposal 2 included in the Proxy Statement is a say-on-pay advisory vote regarding the executive compensation for the fiscal year ending December 31, 2023 as described in this Proxy Statement. The Compensation Committee will continue to consider the results of the Company's say-on-pay votes when making future compensation decisions for the Company's executive officers, including the named executive officers.
Independent Compensation Consultant and Peer Group
The Compensation Committee did not retain a compensation consultant in connection with its decisions regarding 2023 compensation; however, in making decisions with respect to 2023 compensation, the Compensation Committee utilized the peer group established as a result of the market analysis undertaken by Lyons, Benenson & Company ("LB & Co.") in connection with their engagement as the Compensation Committee’s independent compensation consultant in 2020. The Company’s peer group review process includes provisions to accommodate changes in the peer group such as, for example, if one peer company merges with another. In 2023, the Company compared the compensation practices of the Company to 13 peer group companies, see table below, from a number of similar industries, including Commodity Chemicals, Environmental and Facility Services, Fertilizers and Agricultural Chemicals, Industrial Machinery, Oil and Gas Equipment and Services, Oil and Gas Refining and Marketing, and Specialty Chemicals. The Compensation Committee reviewed these peer companies and approved their use for compensation benchmarking purposes (the "Peer Group").

Aemetis, Inc.	Gevo, Inc.
American Vanguard Corporation	Graham Corporation
CECO Environmental Corp.	Hawkins, Inc.
Clean Energy Fuels Corp.	Perma-Fix Environmental Services, Inc.
Energy Recovery, Inc.	Profire Energy, Inc.
Flotek Industries, Inc.	Vertex Energy, Inc.
FutureFuel Corp.
Base Salary
Base salary is defined as ongoing, cash compensation paid bi-weekly based on such factors as job responsibilities, external competitiveness, and the individual’s experience and performance. Pay ranges have been set based on the market where the Company competes for similar positions, with consideration given for employees serving similar functions in comparable companies. Base salary is typically increased annually based on performance and cost of labor/living increases. With the use of market data, the Compensation Committee considers the size of and whether to grant increases based on data from comparable companies, as well as review of an officer’s annual performance and meeting of objectives. The Company attempts to ensure middle market pay for solid performers and to consider higher levels of pay for outstanding performers. The Company does not intend to be a market leader in base compensation.
On February 22, 2023, the Compensation Committee approved an increase in Mr. Wong’s base salary to $324,007 based on general market data. On August 17, 2023, the Compensation Committee approved an increase in Mr. Wong’s base salary to $350,000.
In connection with their appointment as Chief Executive Officer and Chief Operating Officer, Mr. Rasmus and Mr. Williamson’s initial base salaries were set at $50,000 and $350,000, respectively.
Short-Term Incentive Plan
The STIP is designed to motivate executives to achieve critical short-term goals, typically within a twelve-month period, that are expected to contribute to the long-term health and value of the Company. Incentives may be paid in cash or equity as determined by the Compensation Committee. The Compensation Committee made STIP awards under the 2017 Omnibus Incentive Plan (the "2017 Plan") through June of 2022, while STIP awards granted for 2023 were made under the 2022 Omnibus Incentive Plan ("the 2022 Plan").
For 2023, the Compensation Committee established cash bonus targets equal to 75% of base salary for Mr. Marken and 50% of base salary for each of Ms. Fields and Mr. Wong. Upon joining the Company, Mr. Rasmus and Mr. Williams STIP bonus targets were set at 100% and 50% of base salary, respectively.
In early 2024, the Compensation Committee evaluated certain performance goals applicable to the 2023 STIP awards, including budgeted revenue, adjusted earnings before interest, depreciation and amortization (“Adjusted EBITDA”) and individual performance goals, as well as a discretionary evaluation of the Company’s achievement to qualitative metrics. Upon review of the Company's performance for 2023, the Compensation Committee determined that the Company had not met its performance metrics, and did not award STIP payments to NEOs for 2023.
In connection with Mr. Marken's termination and under the Release of Claims and Separation Agreement (the "Settlement Agreement") entered into between Mr. Marken and the Company, Mr. Marken received a severance payment reflecting the STIP for 2023 at target achievement.
Long-Term Incentive Compensation
The Long-Term Incentive Plan ("LTIP") is designed to align executives’ interests with those of the Company’s stockholders and to support the Compensation Committee's approach to performance-based pay. Equity awards are the primary long-term incentive instrument and have historically been granted in the form of RSAs and PSUs. Equity awards vest over time based on continuous service, or over time based on achievement of certain performance measures set by the Compensation Committee at the time of the grant. Awards under the LTIP for 2023 were made

50% as RSAs and 50% as PSUs. PSUs are vested upon achievement, as certified by the Compensation Committee, of one or more performance measures measured over one to three years. LTIP awards were made under the 2017 Plan through June 2022 and have been made under 2022 Plan since June 2022.
On February 22, 2023, the Compensation Committee approved grants of RSAs ("2023 RSAs") and PSUs ("2023 PSUs") to the NEOs as set forth in the table below, effective March 23, 2023. The 2023 RSAs vest annually at a rate of one-third each year over a three-year vesting period subject to each NEO's continuous service to the Company. The 2023 PSUs vest after three years based on the placement of the Company's TSR for the three-year performance period ending December 31, 2025 relative to the TSR performance of a specified group of peer companies.

Named Executive Officer	Percentage of Base Salary	Number of Restricted Shares	Target Number of Performance Stock Units
Robert Rasmus	75%	*	*
Jeremy Williamson**	65%	52,292	51,467
Joe M. Wong	65%	30,225	30,225
* Executive has not yet received a restricted share or performance stock unit award under the LTIP.
** Mr. Williamson was determined to be eligible to participate in the LTIP on a pro-rata basis and was granted awards on September 18, 2023, pursuant to the terms of his employment agreement.
The Compensation Committee uses our group of peer companies for the purposes of benchmarking the Company's stock price performance for the 2023 PSUs. TSR is calculated for the Company and peer companies. The threshold, target and maximum payout amounts for the 2023 PSUs are 50%, 100% and 200%, respectively. In order to achieve threshold, target and maximum payouts, the company's TSR percentile rank must be 30%, 50%, or 90% and above, respectively.
The 2021 PSUs vested on March 10, 2024. The PSUs were subject to a three-year performance period ending December 31, 2023, which the TSR performance of the 2021 PSUs was below the threshold. This resulted in these awards being unearned and forfeited.
Retention Agreements
In May 2021, the Company entered into an agreement with each then-serving NEO to promote retention of the NEOs during the Company's consideration and execution of various strategic initiatives, which agreements were subsequently amended on May 4, 2022 (the "Retention Agreements"). The Retention Agreements provided for "Retention Pay" equal to $460,000 for Mr. Marken, $254,000 for Ms. Fields and $153,001 for Mr. Wong, as well as the opportunity for "Additional Retention Pay" of $59,800 for Mr. Marken, $50,800 for Ms. Fields and $52,020 for Mr. Wong. The Retention Pay and Additional Retention Pay became payable as follows, in each case, subject to the NEO’s continued employment:
▪40% of the Retention Pay was paid on August 31, 2022;
▪60% of the Retention Pay was payable on the first to occur of: (i) a termination of employment without "cause" or for "good reason", (ii) 90 days after the signing of definitive documents related to a sale or change of control of the significant assets of the Company, or (iii) January 18, 2023; and
▪the Additional Retention Pay was payable on the first to occur of: (i) a termination of employment without "cause" or for "good reason", (ii) 90 days after the signing of definitive documents related to a sale or change of control of the significant assets of the Company, or (iii) January 18, 2023.
Under the Retention Agreements, each of Ms. Fields and Messrs. Marken and Wong received a payment of 40% of the Retention Pay on August 31, 2022 and the remainder of the Retention Pay and Additional Retention Pay in January 2023.

Employment Agreements
Robert Rasmus
We are party to an employment agreement with Mr. Rasmus, effective July 17, 2023 (the "Rasmus Agreement"). The Rasmus Agreement contains provisions related to Mr. Rasmus’ position, duties, authority, obligations, compensation and benefits, including his eligibility to receive incentive awards under the STIP and the LTIP. The Rasmus Agreement also contains certain covenants addressing non-competition, non-solicitation and non-divergence and provides for separation payments and benefits in the event of certain terminations of employment, as described under "Additional Narrative Disclosure—Employment Agreements" below.
Jeremy Williamson
We are a party to an employment agreement with Mr. Williamson, effective September 18, 2023 (the "Williamson Agreement"). The Williamson Agreement contains provisions related to Mr. Williamson's position, duties, authority, obligations, compensation and benefits, including his eligibility to receive incentive awards under the STIP and the LTIP. The Williamson Agreement also contains certain covenants addressing non-competition, non-solicitation and non-divergence and provides for separation payments and benefits in the event of certain terminations of employment, as described under "Additional Narrative Disclosure—Employment Agreements" below.
Joe M. Wong
We are a party to an employment agreement with Mr. Wong, effective February 14, 2011, which was amended on August 18, 2021 (the "Wong Agreement"). The Wong Agreement contains provisions related to his position, duties, authority, obligations, compensation and benefits, including his eligibility to receive incentive awards under the STIP and the LTIP. The Wong Agreement also contains certain covenants addressing non-competition, non-solicitation and non-divergence and provides for separation payments and benefits in the event of certain terminations of employment, as described under "Additional Narrative Disclosure—Employment Agreements" below.
Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding Option, RSA and PSU equity awards held by our NEOs as of December 31, 2023.

	Option Awards				Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares that have not vested (#)		Market value of shares that have not vested ($)(2)	Equity incentive plan awards: number of unearned units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned units that have not vested ($)(2)
Robert Rasmus	—	1,000,000	3.00	7/17/2033	—		—	400,000	(10)	1,192,000
Jeremy Williamson	—	—	—	—	52,292	(5)	155,830	25,734	(9)	76,687
	—	—	—	—	50,000	(6)	149,000	—		—
Joe M. Wong	—	—	—	—	5,629	(3)	16,774	—		—
	—	—	—	—	11,140	(4)	33,197	8,355	(8)	24,898
	—	—	—	—	30,225	(5)	90,071	15,113	(9)	45,037
	—	—	—	—	—		—	200,000	(11)	596,000
Morgan Fields	—	—	—	—	4,867	(7)	14,504	—		—
	—	—	—	—	4,594	(7)	13,690	—		—
	—	—	—	—	9,915	(7)	29,547	—		—
	—	—	—	—	26,899	(7)	80,159	—		—
Greg P. Marken	—	—	—	—	—		—	7,994	(8)	23,822
	—	—	—	—	—		—	9,917	(9)	29,553
(1) The option award vests ratably in three equal annual installments on each anniversary of the date of grant, July 17, 2023.
(2) The market value of RSAs and PSUs that have not vested is calculated using the closing price of $2.98 of our Common Stock on December 29, 2023, the last trading day of 2023. The market value of PSUs is calculated based upon an earned amount as of December 31, 2023.
(3) These RSAs vested in full on March 23, 2024.
(4) These RSAs vest ratably on March 23, 2024 and March 23, 2025.
(5) These RSAs vest ratably on March 23, 2024, March 23, 2025 and March 23, 2026.
(6) 25,000 of these RSAs vested on March 18, 2024. The remaining unvested RSAs vest ratably on September 18, 2024, September 18, 2025 and September 18, 2026.
(7) These RSAs vested in full on January 9, 2024.
(8) These PSUs vest on March 10, 2025. The PSUs are subject to a three-year performance period ending December 31, 2024. The award is reported at an earned percentage of 50%, representing threshold performance.
(9) These PSUs vest on March 10, 2026. The PSUs are subject to a three-year performance period ending December 31, 2025. The award is reported at an earned percentage of 50%, representing threshold performance.
(10) Consists of an inducement grant of PSUs, of which 250,000 RSUs vest if and when the volume weighted average price ("VWAP") of the Common Stock over a 30-day period equals $10.00 per share and 150,000 PSUs vest when the VWAP over a 30-day period equals $15.00 per share, in each case, prior to the third anniversary of the date of grant.
(11) RSUs vest, if at all, upon achievement of certain performance-related targets, in the case of 100,000 RSUs, no later than July 1, 2024, and in the case of 100,000 RSUs, no later than December 31, 2024.
Additional Narrative Disclosure
Retirement Benefits
The Company’s Profit Sharing Retirement Plan ("401(k) Plan") is available to all eligible employees, including NEOs. Pursuant to the 401(k) Plan, we currently match the NEO’s contribution 100% up to three percent, and 50% on the next two percent, subject to income limitations based on IRS guidelines. Additionally, at the discretion of the Board, the Company may make contributions based on the profitability of the Company to those accounts. In 2023, the Company made contributions to each eligible employee’s account in an amount equal to three percent of eligible compensation. The Company made its contributions to the Plan in cash. No discretionary contributions were made to the 401(k) Plan in 2023 other than as discussed above. Employee and Company contributions to the 401(k) Plan are 100% vested.
The Company does not currently have any pension or retirement benefits (other than the 401(k) Plan) or nonqualified deferred compensation plans that apply to the NEOs, nor are any such plans contemplated at this time.
Employment Agreements
Under the Rasmus Agreement, upon a termination without "Cause" or a resignation for "Good Reason," Mr. Rasmus is eligible to receive severance of (i) 12 months of base salary and (ii) the short-term incentive cash bonus for the year of termination assuming target performance and (iii) accelerated vesting of any unvested portion of Mr. Rasmus’ options. Under the Rasmus Agreement, the base salary and short term incentive components referred to in (i) and (ii) (collectively the "severance pay") are not payable in the event Mr. Rasmus’ employment terminates by reason of the NEO’s death or disability.
Under the Williamson Agreement and the Wong Agreement, upon a termination without Cause or a resignation for Good Reason, the NEO is eligible to receive severance of (i) 12 months of base salary, (ii) the short-term incentive cash bonus for the year of termination based on actual performance, (iii) accelerated vesting of all unvested restricted stock awards, (iv) accelerated vesting of all unvested performance share units based on actual performance as of the date of such termination, and (v) coverage of COBRA continuation premiums for 12 months (or until the NEO is eligible for medical insurance benefits from another employer).
Under the Williamson Agreement and the Wong Agreement, upon a termination as a result of the NEO’s death or disability, the NEO (or the NEO’s beneficiary, as applicable) is eligible to receive (A) the short-term incentive cash bonus for the year of termination assuming target performance (or 50% thereof if such termination occurs within the first six months of the year), (B) accelerated vesting of all unvested restricted stock awards, and (C) accelerated vesting of all unvested performance share units based on actual performance as of the date of such termination.
Under the Rasmus Agreement:
▪"Cause" means one or more of (i) continued failure substantially to perform the material duties of Mr. Rasmus’ office (other than as a result of total or partial incapacity due to physical or mental illness); (ii) fraud, embezzlement or theft by Mr. Rasmus of the property of the Company or any of its affiliates; (iii) the conviction of Mr. Rasmus of, or plea of nolo contendere by Mr. Rasmus to, a felony under the laws of the United States or any state or comparable crime under the laws of a foreign jurisdiction; (iv) Mr. Rasmus’ gross negligence or willful misconduct in the performance of his duties to the Company or any of its affiliates; (v) a material breach by Mr. Rasmus of any material agreement between Mr. Rasmus and the Company or any of its affiliates; or (vi) Mr. Rasmus’ material violation of any material written policy or code of conduct of the Company; provided that, if such conduct is capable of cure, in the case of clauses (i), (v), or (vi), Mr. Rasmus shall have 10 business days following reasonably detailed written notice from the Board of such conduct or circumstances to cure the same to the reasonable satisfaction of the Board, and if uncured following such 10-business day period, such conduct or circumstances shall constitute “Cause” for purposes hereof.
▪"Good Reason" means one or more of (i) any reduction of Mr. Rasmus’ base salary or target annual bonus, (ii) a material breach by the Company or any affiliate of the Company of its obligations under this Agreement or any other material agreement with Mr. Rasmus, (iii) any requirement by the Company that Mr. Rasmus relocate his primary residence, or (iv) a material diminution of Mr. Rasmus’ title, authority or responsibilities as Chief Executive Officer or Mr. Rasmus’ failing to report directly to the Board; provided, however, that in order for any such event or occurrence to constitute “Good Reason” hereunder, (1) Mr. Rasmus must provide the Board with reasonably detailed written notice of such event or occurrence within 30 days of the initial occurrence thereof, (2) the Company shall have 15 days following receipt of such notice to cure the same, and (3) if uncured following such 15-day period, such conduct or circumstances shall constitute “Good Reason” for purposes hereof.

▪"Change in Control" means a change in our ownership or control effected by a direct or indirect acquisition of more than 50% of our total combined voting power, replacement of our directors by directors whose appointment or election is not endorsed by our directors serving immediately prior to such replacement, or a change in the ownership of a substantial portion of our assets.
Under the Williamson Agreement and the Wong Agreement:
▪"Cause" means (i) the failure by an executive to substantially perform the essential functions of executive’s duties or obligations in a satisfactory manner or material breach of any written agreement with us or an affiliate; (ii) dishonesty, willful misconduct, or material breach of our Code of Ethics and Business Conduct, knowing violation of any federal or state securities or tax laws, or any misconduct that is, or is reasonably likely to be, materially injurious to us or an affiliate; (iii) conviction of or plea of guilty or no contest to a crime involving dishonesty, breach of trust or physical harm to any person; (iv) a breach of any fiduciary duty and such conduct has had or is reasonably likely to have a material detrimental effect on us or a related person; (v) a material breach by Executive of any material agreement between Executive and the Company or any of its affiliates; or (iv) Executive’s material violation of any material written policy or code of conduct of the Company.
▪"Good Reason" and "Change in Control" generally have the meaning described above under the Rasmus Agreement.
We were previously party to employment agreement with Mr. Marken and entered into a separation agreement in connection with his separation from the Company in August 2023, pursuant to which Mr. Marken received the following payments and benefits: (i) the severance payments and benefits set forth in the terms of his employment agreement upon a termination without "cause" (ii) accelerated vesting of 49,715 shares of restricted stock, (iii) continued eligibility for possible vesting of a pro rata target number of 25,941 performance share units ("PSUs") granted in 2021, subject to achievement of applicable performance measures, (iv) continued eligibility for possible vesting of a pro rata target number of 15,988 PSUs granted in 2022, subject to achievement of applicable performance measures, and (v) continued eligibility for possible vesting of a pro rata target number of 19,834 PSUs granted in 2023, subject to achievement of applicable performance measures.
We were also previously party to an employment agreement with Ms. Fields, pursuant to which she was entitled to, upon a termination without cause, to the following payments and benefits: (i) 12 months of base salary, (ii) the short-term incentive cash bonus for the year of termination based on actual performance, (iii) accelerated vesting of all unvested restricted stock awards, (iv) accelerated vesting of all unvested performance share units based on actual performance as of the date of such termination, and (v) coverage of COBRA continuation premiums for 12 months (or until the NEO is eligible for medical insurance benefits from another employer). Ms. Fields’ separation from the Company in November 2023 was treated as a termination without cause, and such amounts are reflected in the Summary Compensation Table above.
Company Policies Relating to Executive Compensation
Insider Trading Policy
Our Insider Trading Policy, which applies to our employees, officers and directors, prohibits hedging of our securities and engaging in any other transactions involving ARQ based derivative securities, regardless of whether the covered person is in possession of material, non-public information (except with regard to the vesting of securities acquired pursuant to our incentive plans), or other transactions involving purchases and sales of company securities between a covered person and us. The Insider Trading Policy also prohibits all employees, officers and directors from entering into any transaction relating to hedging ARQ securities, including zero-cost collars or forward-sale transactions.
Equity Ownership Guidelines
The Company maintains Executive Stock Ownership Guidelines under the EC Philosophy (the "Guidelines"). Under the EC Philosophy, so long as the Guidelines are met, executives may sell unrestricted stock. It is preferred that executives own shares of Common Stock for a period greater than 12 months before selling such shares. All executive transactions in Common Stock must be made in compliance with our Insider Trading Policy.
The Guidelines encourage executives to own Common Stock with a value equal to at least one times their annual base salary. Executive ownership is calculated considering holdings of restricted stock, whether or not such holdings have vested, private holdings, shares held in retirement accounts and other shares attributed to the executive in accordance with Section 16 of the Exchange Act.
As of December 31, 2023, Mr. Williamson did not have sufficient holdings to meet the Guidelines as a result of joining the Company near the end of the year. The Guidelines provide executives with a reasonable period of time to become compliant with the guidelines.
Clawback Policy
Pursuant to Rule 10D-1 of the Exchange Act and applicable Nasdaq listing rules, we timely adopted a policy for recovery of incentive-based compensation from our current and former Section 16 executive officers under certain circumstances. Incentive-based compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The policy provides that, in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, and the noncompliance resulted in overpayment of the incentive-based compensation received by an executive officer within the three completed fiscal years preceding the date the restatement was required, then the company will recover from its executive officers, on a reasonably prompt basis, the amount of any such erroneously awarded incentive-based compensation to an executive officer. Erroneously awarded incentive-based compensation is the excess of the amount of incentive-based compensation received by current and former executive officers over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure (the "Pay Versus Performance Disclosure") describes the relationship between executive compensation and the Company's performance with respect to select financial measures. For a complete description regarding the Company's compensation program, please see "Executive Compensation."

Year	Summary Compensation Table Total for Mr. Rasmus (1)	Summary Compensation Table Total for Mr. Marken (1)	Compensation Actually Paid to Mr. Rasmus (2)	Compensation Actually Paid to Mr. Marken (2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Total Shareholder Return (3)	Net Income (Loss) (in thousands) (4)
2023	$1,011,039	$2,091,425	$2,494,877	$1,430,455	$888,244	$1,065,965	$54.18	$(12,249)
2022	$—	$1,675,074	$—	$951,708	$855,118	$513,560	$44.18	$(8,917)
2021	$—	$1,001,273	$—	$1,155,131	$499,112	$553,351	$120.36	$60,401
(1)Compensation for the Company's Principal Executive Officer (the "PEO"), Greg Marken from January 1, 2023 through July 17, 2023, Robert Rasmus for the remainder of 2023, and Greg Marken for 2022 and 2021 reflects the amount reported in the "Summary Compensation Table" for the respective years. Average compensation for non-PEO NEOs is based on the compensation for Morgan Fields, Jeremy Williamson, and Joe Wong for 2023, and Morgan Fields and Joe Wong for 2022 and 2021 (collectively, the "non-PEO NEOs") reported in the "Summary Compensation Table" for the respective years.
(2)SEC rules require that certain adjustments be made to the total compensation set forth in the "Summary Compensation Table" in order to determine "compensation actually paid" for purposes of this Pay Versus Performance Disclosure. "Compensation actually paid" does not represent cash and/or equity value transferred to the applicable NEO, but rather is a value calculated under applicable SEC rules. The below table reflects the required adjustments to reconcile total compensation as set forth in the Summary Compensation Table to "compensation actually paid" for purposes of the Pay Versus Performance Disclosure.

	Mr. Rasmus 2023	Mr. Marken 2023	Non-PEO NEOs 2023
Summary Compensation Table Total	$1,011,039	$2,091,425	$888,244
Less stock award value reported in Summary Compensation Table for the covered year	(860,500)	(404,376)	(342,483)
Plus the year-end fair value of outstanding unvested awards granted in covered year	2,344,338	90,641	490,440
Plus (less) change in year-end fair value of outstanding and unvested awards granted in prior years	—	8,727	39,905
Fair value as of the vesting date of vested awards granted in the covered year	—	51,493	—
Plus (less) change in fair value of awards granted in prior years that vested in the covered year	—	(24,515)	(4,457)
Less the prior year-end fair value of awards forfeited during the covered year	—	(382,940)	(5,684)
Compensation Actually Paid	$2,494,877	$1,430,455	$1,065,965
Fair values of equity awards set forth in the table above are computed in accordance with FASB ASC Topic 718 as of the end of the respective fiscal year, other than fair values of equity awards that vest in the covered year, which are valued as of the applicable vesting date. The valuation methodologies applied do not materially differ from the valuation methodologies applied at the time of grant.
(3)TSR is calculated based on the value of an initial fixed $100 investment in the Company. Further, the TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2021, 2022 and 2023, respectively, calculated in accordance with Item 201(e) of Regulation S-K.
(4)Reflects "Net Income (Loss)" as reported in the Company's Consolidated Statements of Operations included in the Company's Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022 and 2021.

Relationships Between Executive Compensation Actually Paid and Select Financial Performance Measures
The charts below are based on the information provided in the above table to illustrate the relationships between the Company's compensation actually paid to the PEO and the average compensation actually paid to the Company's non-PEO NEOs, and (i) the Company's cumulative total shareholder return and (ii) the Company's net income (loss).
(1) Mr. Rasmus’s 2023 Compensation actually paid is primarily comprised of increased fair value of unvested option and PSU awards driven by increases in Arq, Inc. common share prices from the grant date of July 17, 2023 to the end of our fiscal year. Arq, Inc.’s common stock closed at $1.59 on July 17, 2023, and $2.98 on December 31, 2023.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Moss Adams LLP ("Moss Adams") to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. Moss Adams has served as the Company's independent registered public accounting firm since 2017, including the fiscal year ended December 31, 2017.
Stockholder ratification of the Audit Committee's selection of Moss Adams as our independent registered public accounting firm as requested in Proposal 3 is not required by our bylaws or otherwise. The Board is submitting this proposal to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain this firm. This proposal will be deemed approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.
We anticipate that a representative of Moss Adams will be available at the Annual Meeting to respond to stockholder questions and will have the opportunity to make a statement at that time if the representative desires to do so.
Additional information about Audit Fees and Audit Committee Approval of Services can be found under the Independent Registered Public Accounting Firm section of this Proxy Statement.
Board Recommendation
Our Board recommends a vote "FOR" the ratification of the Audit Committee's appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee's role and functions are described under the "Corporate Governance" section of this Proxy Statement.
The Audit Committee held six meetings in 2023. The Audit Committee has (i) reviewed and discussed the Company's consolidated audited financial statements for the year ended December 31, 2023 with the Company's management; (ii) discussed with the Company's current independent registered public accounting firm, Moss Adams, the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") and the SEC; (iii) received the written disclosures and the letter from Moss Adams required by applicable requirements of the PCAOB regarding Moss Adams's communications with the Audit Committee concerning independence and has discussed with Moss Adams the independence of Moss Adams; and (iv) discussed and reviewed with the Company's management and Moss Adams other SEC filings occurring during the year ended December 31, 2023.
Based on the review and discussions with management and Moss Adams, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
On April 12, 2023, the Audit Committee approved the engagement of Moss Adams to serve as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2024. This appointment for 2024 was based on the Audit Committee's and management's completion of a written evaluation of Moss Adams' performance which included, among other criteria, quality of services provided; sufficiency of the firm's resources; communications and interaction; and independence, objectivity and professional skepticism.
Respectfully submitted,

The Audit Committee:	Laurie Bergman, Chair
Carol Eicher
L. Spencer Wells

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table summarizes the fees of Moss Adams, our independent registered public accounting firm, for the fiscal years ended December 31, 2023 and 2022, respectively.

(in thousands)	2023	2022
Audit fees (1)	$672	$854
Audit-related fees (2)	16	14
Tax fees (3)	—	—
All other fees (4)	—	—
	$688	$868
(1) This category includes fees related to the audit of our annual consolidated financial statements for the year ended December 31, 2022; the review of our quarterly consolidated financial statements; consents and assistance with and review of documents filed with the SEC; and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the PCAOB.
(2)     This category consists of fees for audit-related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. Audit-related fees include fees related to audits of employee benefit plans.
(3)     This category consists of fees for tax compliance, tax advice and tax planning services. We did not pay our independent registered public accounting firm tax fees for services during the years ended December 31, 2023 and 2022.
(4) This category consists of fees for services that are not included in the above categories. We did not pay our independent registered public accounting firm any other fees for services during the years ended December 31, 2023 and 2022.
There were no disagreements on matters of accounting principles or practices, financial statement disclosures or audit scope or procedures between the Company and Moss Adams during the most recent fiscal year or any subsequent year.
AUDIT COMMITTEE APPROVAL OF SERVICES
The Audit Committee pre-approves all audit or non-audit services performed by our independent registered public accounting firm in accordance with Audit Committee policy and applicable law. The Audit Committee generally provides pre-approval of audit services and services associated with SEC registration statements, other SEC filings and responses to SEC comment letters (audit fees) and services related to internal control reviews, internal control reporting requirements and consultations with our management as to accounting or disclosure treatment of transactions or events and the impact of rules, standards or interpretations by the SEC and other regulatory or standard-setting bodies (audit-related fees) for each 12 month period within a range of approved fees. To avoid certain potential conflicts of interest, the law prohibits the Company from obtaining certain non-audit services from its independent registered public accounting firm. The Audit Committee has delegated authority to approve permissible services to its Chair. The Chair reports such pre-approvals to the full Audit Committee at its next scheduled meeting. The Audit Committee Chair pre-approved 100% of the services provided by the independent registered public accounting firm in 2023. None of the services of the independent registered public accounting firms in 2023 were of the type specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSAL FOUR
APPROVAL OF ARQ, INC. 2024 OMNIBUS INCENTIVE PLAN
The Board believes that attracting and retaining highly qualified officers and key employees and motivating them to serve the Company and to expend maximum efforts are important to our continued growth and success. In this regard, stock-based awards have been and will continue to be an important element of our compensation program because they enable our officers and other key employees to acquire or increase their proprietary interest in the operations and future success of our Company, thereby aligning interests between such individuals and our stockholders.
Our current equity compensation plan, the 2022 Omnibus Incentive Plan (the "2022 Plan"), had 109,028 shares of Common Stock authorized for issuance as of April 12, 2024, which we believe is insufficient to cover future stock-based awards. The Board believes that stock-based awards to key employees, officers and non-employee directors serve the best interests of stockholders by promoting a long-term focus for such individuals to increase the value of our Common Stock. Accordingly, on April 12, 2024, the Board adopted, subject to stockholder approval, the Arq, Inc. 2024 Omnibus Incentive Plan (the "2024 Plan"). If stockholder approval is obtained for the 2024 Plan, we will cease to grant awards under the 2022 Plan. If our stockholders do not approve the 2024 Plan, we will continue to grant awards under the 2022 Plan until its termination date or until such time as no shares of Common Stock remain available for issuance thereunder. While we could increase cash compensation if we are unable to grant stock-based incentives, replacing equity awards with cash awards would not only misalign our executive and stockholder interests, it would also increase cash compensation expense and divert cash that could otherwise be reinvested in our business.
The Board has approved the reservation of 2,500,000 shares of Common Stock under the 2024 Plan. We expect this share reserve to provide enough shares for awards for approximately 2 to 3 years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our average three-year burn rate in the table below, and noting that future circumstances may require us to change our current equity grant practices. The 2024 Plan provides for the grant of options (both nonqualified stock options ("NSOs") and incentive stock options ("ISOs")), stock appreciation rights ("SARs"), restricted stock, restricted stock units ("RSUs"), Performance Stock Units ("PSUs"), other stock-based awards and cash-based awards.
Burn Rate Analysis
Our burn rate for our equity plan is calculated below.
We measure our burn rate as (a) the number of shares subject to issuance under our equity-based awards granted in a fiscal year, divided by (b) the weighted average number of shares of Common Stock outstanding for that fiscal year. We measure our fully diluted burn rate as (i) the number of shares subject to issuance under our equity-based awards granted in a fiscal year, divided by (ii) the weighted average number of diluted shares of Common Stock outstanding for that fiscal year. The number of shares subject to issuance under our equity-based awards in a given year is variable, and dependent upon the share price at the time of the grant. Over the last three fiscal years, our average annual burn rate was 2.55%, and our average annual fully diluted burn rate was 2.55%. We do not currently expect significant changes to our historical equity award granting process or award levels as compared to our average over the last three years under our existing equity compensation plans, as set forth in the table below.

Fiscal Year	Total Awards Granted(1)	Weighted average number of common shares outstanding	Burn Rate	Weighted average number of diluted common shares outstanding	Fully Diluted Burn Rate
2023	773,327	29,103,775	2.66%	29,103,775	2.66%
2022	462,135	18,452,978	2.50%	18,452,978	2.50%
2021	445,383	18,258,212	2.44%	18,461,612	2.41%
Three-Year Average	560,282	21,938,322	2.55%	22,006,122	2.55%
(1) Does not include the inducement grant of one million stock options granted to Mr. Rasmus in 2023, which were not granted under the 2022 Plan. PSUs are included in the total equity awards granted for the fiscal year in which the PSUs are earned. A tabular reconciliation of PSUs granted and earned by year is as follows:

Fiscal Year	PSUs Granted		PSUs Earned
2023	582,709	(1)	—
2022	60,565		—
2021	62,448		—
(1) Does not include the inducement grant of 400,000 PSUs granted to Mr. Rasmus in 2023, which were not granted from the 2022 Plan.
Key Features and Best Practices of the 2024 Plan
The 2024 Plan contains a number of best practices designed to protect stockholders and reflect good corporate governance principles, including the following:
▪Minimum One-Year Vesting Requirement. Except for awards with respect to 5% of the shares reserved for issuance under the 2024 Plan, awards are subject to a minimum vesting period of at least one year.
▪No Dividends or Dividend Equivalents on Unvested Awards. Dividends and dividend equivalents on awards accrue but will not be paid until the underlying award vests.
▪Term Limits on Options and SARs. Options and SARs are subject to a maximum term of 10 years.
▪No Discounted Options or SARs. Options and SARs may not be granted with an exercise or grant price at a discount to the fair market value of our Common Stock on the date of grant.
▪No Repricing. The 2024 Plan prohibits the reduction of the exercise price or grant price for outstanding options or SARs and prohibits the surrender of outstanding options or SARs for cash or a new award with a lower or no exercise price or grant price, in each case, without the approval of our stockholders.
▪No Tax Gross-Ups. The 2024 Plan does not provide for any tax gross-ups on awards.
▪No Liberal Share Recycling. The 2024 Plan prohibits liberal share recycling on all awards.
▪Director Compensation Limit. The 2024 Plan contains an annual limit on cash and equity-based compensation that may be paid or granted, to non-employee directors of $350,000 (or $400,000 in a non-employee director’s first year of service or if the non-employee director is serving as chairman or lead director).
▪Clawback Provisions. Awards will be subject to any clawback policy adopted by the Company and any other clawback or recoupment provisions set forth in any award agreement.
▪No Evergreen Provisions. The 2024 Plan does not contain any provisions that would allow for "evergreen" increases in amount of Common Stock subject to the Plan or the automatic "reload" of awards.
▪Administration by Independent Directors. The 2024 Plan is administered by the Compensation Committee of the Board, which is comprised of independent directors.
Summary of the 2024 Plan
The following summary of the 2024 Plan is qualified by reference to the full text of the 2024 Plan, a copy of which is attached to this Proxy Statement as Appendix A.
Administration. The 2024 Plan is administered by our Compensation Committee or any committee designated by the Board consisting of two or more members of the Board, each of whom is intended to be a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act and an "independent director" under the Nasdaq Marketplace Rules (or the rules of any securities exchange on which the Common Stock is listed). For purposes of this summary of the 2024 Plan, the Compensation Committee or other designated committee will be referred to as the"Committee."
Subject to the terms and conditions of the 2024 Plan, the Committee is authorized to select participants who are employees, directors or consultants of the Company or its subsidiaries, determine the awards to be made, set terms and conditions of such awards, determine the form of award agreements, and establish performance goals for any performance period and determine whether such goals were satisfied. The Committee also has the authority, among other things, to: (i) amend the terms of any outstanding award, subject to the repricing restrictions described below, so long as such amendment does not adversely affect a participant’s rights without the participant’s written consent, (ii) construe and interpret the terms of the 2024 Plan and any award agreement and to decide all questions of fact arising in its application, and (iii) take such other action, not inconsistent with the terms of the 2024 Plan, as it deems appropriate.
Eligibility. Any employee, director, or consultant of the Company or its subsidiaries is eligible to receive awards under the 2024 Plan. As of the date of this Proxy Statement, there are currently seven non-employee directors, five executive officers, 173 other employees and zero consultants who are eligible under the 2024 Plan.
Limitations under the 2024 Plan
Minimum Vesting Requirements. Except for awards with respect to 5% of the shares reserved for issuance under the 2024 Plan, all awards granted under the 2024 Plan must be granted with a minimum vesting period of at least one year without providing for incremental vesting during such one-year period.
Individual Limit. The 2024 Plan contains an annual limit on cash and equity-based compensation that may be paid or granted, whether under the 2024 Plan or otherwise, to non-employee directors of $350,000 (or $400,000 in a non-employee director’s first year of service or if the non-employee director is serving as chairman or lead director).
Shares Subject to the 2024 Plan. Subject to the adjustments upon changes in capitalization described below, 2,500,000 shares of Common Stock will be authorized for issuance of awards under the 2024 Plan, plus (i) any shares of Common Stock that remain available for grant under the 2022 Plan as of the date of stockholder approval of the 2024 Plan and (ii) any shares of Common Stock that become available for issuance under the 2024 Plan as described below. For purposes of determining the number of shares remaining available for issuance under the 2024 Plan, to the extent an award under either the 2024 Plan, 2022 Plan, or 2017 Omnibus Incentive Plan is canceled, forfeited, or expires prior to exercise or realization or is settled in cash, the shares retained or returned to the Company will again be available for grant under the 2024 Plan. However, the following shares shall not be available for reissuance: shares tendered or withheld in payment of the exercise price; shares covered by, but not issued upon settlement of, stock-settled SARs; shares delivered to, or withheld by, the Company to satisfy any tax withholding obligation; and shares purchased on the open market with option proceeds. Shares issued under the 2024 Plan may be authorized but unissued shares or treasury shares.
The number of shares authorized for issuance of awards is subject to adjustment in the event of any stock dividend, stock split, spin off, rights offering, recapitalization through a large, nonrecurring cash dividend, or in the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization or any partial or complete liquidation of the Company.
As of April 12, 2024, we had a total of 33,475,454 shares of Common Stock outstanding, and the closing price per share of Common Stock as reported on the Nasdaq Global Market was $7.31.
Term of the 2024 Plan. No awards may be granted under the 2024 Plan after June 9, 2034 or such earlier date as the Board shall determine.
Types of Awards
Options and SARs: The Committee is authorized to grant options as either ISOs, which can result in potentially favorable tax treatment to the participant under the Internal Revenue Code of 1986 (the "Code"), or NSOs, and SARs under the 2024 Plan. The exercise or grant price per share of Common Stock subject to an option or SAR must be at least the fair market value of the underlying stock at the date of grant; provided, however, that an ISO granted to a participant who is the holder of record of more than 10% of the Common Stock must have an exercise price of at least 110% of the fair market value of the underlying Common Stock at the date of grant. The term of each option and SAR and the times at which each option or SAR shall be exercisable generally will be fixed by the Committee, except that no option or SAR will have a term exceeding 10 years; provided, however, that an ISO granted to a participant who is the holder of record of more than 10% of the Common Stock will have a term not exceeding five years. Upon the termination of employment or service with us, the ability to exercise vested options and SARs and the expiration of such options and SARs will be determined in the discretion of the Committee as set forth in the applicable award agreement.

Restricted Stock and RSUs: The Committee may grant shares of restricted stock or RSUs (representing a right to receive shares of Common Stock, a cash equivalent amount or combination thereof) under the 2024 Plan. The Committee determines in the award agreement the restriction period during which the restricted stock or the RSUs are subject to a substantial risk of forfeiture based upon the passage of time, the achievement of performance goals or the occurrence of other events determined by the Committee. The Committee may impose other conditions, including a requirement that the participant pay a specified amount to purchase each share of restricted stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting, or holding requirements or sale restrictions upon vesting. Each award agreement will set forth the extent to which participants shall have the right to retain unvested restricted stock or RSUs following termination of employment or service.
Unless otherwise determined by the Committee or set forth in an award agreement, participants holding restricted stock generally may vote the shares. The Committee may provide in an award agreement that the holder of restricted stock may receive any dividends paid; however, such dividends must be subject to the same vesting conditions as the underlying restricted stock. Participants holding RSUs will have no rights of stockholders. The Committee may provide in an award agreement that the holder of such RSUs will be entitled to receive dividend equivalents; however, such dividend equivalents must be subject to the same vesting conditions as the underlying RSUs.
PSUs: The Committee may grant PSUs under the 2024 Plan. The Committee determines in the award agreement the applicable performance periods and performance measures. Earned PSUs may be settled in shares of Common Stock, a cash equivalent amount or a combination thereof, as set forth in the award agreement. Each award agreement will set forth the extent to which participants will have the right to receive a payout with respect to their PSUs following termination of employment or service. Participants holding PSUs will have no rights of stockholders. The Committee may provide in an award agreement that the holder of such PSUs will be entitled to receive dividend equivalents; however, such dividend equivalents must be subject to the same vesting and performance conditions as the underlying PSUs.
Other Stock-Based and Cash-Based Awards: The Committee may adopt other incentive arrangements under which participants may acquire shares of Common Stock by purchase, grant or otherwise, or receive an award payable in cash or Common Stock the value of which may be determined in whole or in part based on the value of the Common Stock. The Committee may also adopt other incentive arrangements under which participants may be awarded cash payments.
No Repricing. The 2024 Plan prohibits the reduction of the exercise price or grant price for outstanding options or SARs and prohibits the surrender of outstanding options or SARs for cash or a new award with a lower or no exercise price or grant price, in each case, without the approval of our stockholders.
Replacement Awards. Awards may be granted in replacement of outstanding awards previously granted by an entity acquired by the Company or an affiliate, or with which the Company or an affiliate combines, as permitted under the terms of the 2024 Plan.
Transferability. Under the 2024 Plan, ISOs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and will be exercisable during a participant’s lifetime only by the participant. Other awards under the 2024 Plan will be transferable by will, by the laws of descent and distribution or, solely to the extent and in the manner authorized by the Committee, by transfer to members of the participant’s immediately family or pursuant to a qualified domestic relations order.

Adjustments and Change in Control. The 2024 Plan provides that, in the event of any non-reciprocal transaction between the Company and the stockholders of the Company that causes any change in our capital structure that effects an increase or decrease in the number of shares of our Common Stock without receipt of consideration, the maximum number of shares of Common Stock for which awards may be made under the 2024 Plan may be proportionately increased or decreased, and the number and kind of shares for which awards are outstanding may be proportionately increased or decreased. Any such adjustments will be in compliance with Section 409A of the Code.
Upon a change in control, outstanding awards will become fully vested and exercisable if such awards are not assumed, converted or replaced by the continuing entity. If such awards are assumed, converted or replaced by the continuing entity, then unless otherwise provided in an award agreement, such assumed, converted or replaced awards will vest in the event of a participant’s termination without cause or a resignation with good reason within 12 months following the change in control. In addition, the Committee will have the discretion to provide for the termination and cash-out of outstanding awards (and the cancellation for no payment for underwater options and SARs) upon a change in control.
Amendment and Termination. The Board may alter, amend, suspend or terminate the 2024 Plan at any time, subject to stockholder approval requirements under the Nasdaq listing standards or other applicable laws.
Tax Withholding. The Company may withhold from any payments or stock issuances under the 2024 Plan, or collect as a condition of payment, any taxes required by law to be withheld.
Clawback. Awards under the 2024 Plan will be subject to any clawback policy adopted by the Company and any other clawback or recoupment provisions set forth in any award agreement.
Federal Tax Consequences of the 2024 Plan
The following is a summary of the U.S. federal income tax treatment applicable to us and the participants who receive awards under the 2024 Plan based on the federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on their specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, or other tax laws other than U.S. federal income tax law. Because individual circumstances may vary, we recommend that all participants consult their own tax advisor concerning the tax implications of awards granted under the 2024 Plan.
Option Grants. Options granted under the 2024 Plan may be either ISOs, which satisfy the requirements of Section 422 of the Code, or NSOs, which are not intended to meet such requirements. The U.S. federal income tax treatment for the two types of options differs as follows:
Incentive Stock Options. No taxable income is recognized by the optionee at the time of the ISO grant, and no taxable income is recognized for ordinary income tax purposes at the time the ISO is exercised, although taxable income may arise at that time for alternative minimum tax purposes. Unless there is a disqualifying disposition, as described below, the optionee will recognize long-term capital gain in an amount equal to the excess of (a) the amount realized upon the sale or other disposition of the purchased shares over (b) the exercise price paid for the shares. A disqualifying disposition occurs if the disposition is less than two years after the date of grant or less than one year after the exercise date. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be a capital gain or loss.
If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Nonqualified Stock Options. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee in general will recognize ordinary income, in the year in which the NSO is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option.
SARs. No taxable income is recognized upon receipt of a SAR. The holder will recognize ordinary income in the year in which the SAR is exercised equal to the amount of cash or the fair market value of the Common Stock received as of the exercise date, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the SAR.
Restricted Stock Awards. The recipient of unvested shares of Common Stock will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when the restrictions lapse, an amount equal to the excess of (a) the fair market value of the shares on such date over (b) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the award is granted an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the restrictions subsequently lapse. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the award at the time such ordinary income is recognized by the recipient.
RSUs, PSUs, Other Stock-Based Awards, Other Cash-Based Awards. No taxable income is recognized upon receipt of RSUs, PSUs, other stock-based awards or other cash-based awards. The holder will recognize ordinary income in the year in which the shares or cash subject to the award are actually issued or in the year in which the award is settled in cash. The amount of that income will be equal to the fair market value of the shares on the date of issuance or the amount of the cash paid in settlement of the award, and the holder will be required to satisfy the tax withholding requirements applicable to the income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued or the cash amount is paid.
Deductibility of Executive Compensation. Section 162(m) of the Code limits the amount of compensation paid to certain covered employees that we may deduct for federal income tax purposes to $1 million per employee per year. Under Section 162(m), "covered employees" consist of any individual who served as our chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for the taxable year. Once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death. As a result, compensation payable to a covered employee under the 2024 Plan that might otherwise be deductible may not be deductible by us if all compensation paid to the employee for the taxable year exceeds $1 million.
Section 409A of the Code. If any award constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the award be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties, and interest on the participant.
Tax Consequences of a Change of Control. If upon a change of control of the Company, the exercisability, vesting, or payout of an award under the 2024 Plan is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by certain covered participant exceeds an amount equal to three times the “base amount” for such participant. The base amount generally is the average of the annual compensation of the participant for the five years preceding such change in ownership or control. An "excess parachute payment," with respect to any covered participant, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by a covered participant upon a change of control are characterized as parachute payments, the participant will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

Deductibility of Executive Compensation. Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any "covered employee" in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes any individual who serves as chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. It is expected that compensation deductions for any covered employee with respect to awards under the 2024 Plan will be subject to the $1 million annual deduction limitation. The Committee may grant awards under the 2024 Plan or otherwise that is or may become non-deductible when it believes doing so is in the best interests of the Company and our shareholders.
New Plan Benefits
As described above, the selection of participants who will receive awards under the 2024 Plan and the size and types of awards will be determined by the Committee in its discretion. Therefore, the amount of any future awards under the 2024 Plan is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees.
For illustrative purposes, the following table sets forth the number of shares subject to awards previously granted under the 2022 Plan during the year ended December 31, 2023 and through our record date of April 12, 2024 to our named executive officers, all executive officers as a group, all non-employee directors as a group, and all employees, other than executive officers, as a group:

Name and Position	Number of Shares Subject to 2023 Stock Awards (#)(1)		Number of Shares Subject to 2024 Stock Awards (#)(3)

Robert Rasmus	—	(2)	—
Chief Executive Officer
Jeremy Williamson	153,759		—
Chief Operating Officer
Joe M. Wong	260,450		—
Chief Technology Officer
Morgan Fields	53,798		—
Former Chief Accounting Officer
Greg P. Marken	181,742		—
Former Chief Executive Officer
All Current Executive Officers as a Group	649,749		—
Non-Employee Director Group	172,494		—
Non-Executive Officer Employee Group	625,685		91,892
(1) Reflects grants of restricted stock and PSUs, and assumes granted in 2023 achieve target performance over the performance period.
(2) In addition to the awards reflected in the table, in July 2023, Mr. Rasmus received an inducement grant of 400,000 PSUs and 1 million stock options, which were not granted from the 2022 Plan. See Footnote (1) under the "Equity Compensation Plan Information as of December 31, 2023" on page 49 for more information regarding these awards.
(3) Reflects shares granted in fiscal year 2024, through our record date of April 12, 2024.

Equity Compensation Plan Information as of December 31, 2023
The following table presents information as of December 31, 2023, regarding our equity compensation plans under which Common Stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	568,918	$—	190,281
Equity compensation plans not approved by security holders (1)	1,400,000	$3.00	—
Total	1,968,918		190,281
Equity Compensation Plan Information as of April 12, 2024
The following table presents information as of April 12, 2024, regarding our equity compensation plans under which Common Stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (2)
Equity compensation plans approved by security holders	484,323	$—	109,028
Equity compensation plans not approved by security holders (1)	1,400,000	$3.00	—
Total	1,884,323		109,028
(1) In accordance with the terms of the Employment Agreement between the Company and Mr. Rasmus dated July 17, 2023, the Company made the following employment inducement awards to Mr. Rasmus in accordance with Nasdaq Listing Rule 5635(c)(4), which authorizes employment inducement awards without stockholder approval: (a) an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $3.00 (which represents a premium priced option based on the $1.59 closing price on the date of grant), which option vests ratably in three equal annual installments, and (b) 400,000 performance-based restricted stock units ("PSUs"), which vests as to 250,000 PSUs when the volume weighted average price ("VWAP") of the Company’s common stock over a 30-day period equals $10.00 per share and as to 150,000 PSUs when the VWAP over a 30-day period equals $15.00 per share, in each case, prior to July 17, 2026. In the event Mr. Rasmus is terminated without cause or resigns for good reason (as such terms are defined in the Employment Agreement), the inducement option award will vest. In addition, the inducement PSU award agreement provides for accelerated vesting if such termination without cause or resignation for good reason occurs more than 18 months but less than three years following July 17, 2023.
Board Recommendation
The Board recommends that you vote "FOR" the approval of the Arq, Inc. 2024 Omnibus Incentive Plan.

PROPOSAL FIVE
APPROVAL OF THE SEVENTH AMENDMENT TO THE COMPANY'S TAX ASSET PROTECTION PLAN
The Board is asking stockholders to approve the Tax Asset Protection Plan, as amended on April 6, 2018, April 5, 2019, April 8, 2020, April 9, 2021, March 15, 2022, April 13, 2023 and April 15, 2024 (the "TAPP"). If our stockholders do not approve the TAPP at the 2024 Annual Meeting, the TAPP will expire on December 31, 2024.
Background
We believe that we have valuable tax attributes which are significant assets of the Company. As of December 31, 2023, we had several domestic tax attributes, which includes federal net operating losses and general business credit carry-overs of approximately $86.1 million (the "Tax Assets"). Under the Internal Revenue Code and regulations promulgated by the U.S. Treasury Department, the Company may carry forward or otherwise utilize these Tax Assets in certain circumstances to offset any current and future taxable income or reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the Tax Assets do not otherwise become limited, the Company believes that it will have available a significant amount of Tax Assets in future years, and therefore these Tax Assets could be a substantial asset to the Company.
Our ability to use the Tax Assets could be substantially limited or delayed, however, if we experience an "ownership change," as defined in Section 382 of the Internal Revenue Code. In general, an ownership change occurs if there is a cumulative change in the ownership of the Company by "5-percent shareholders" (as defined for purposes of Section 382 of the Internal Revenue Code) that exceeds 50 percentage points over an applicable testing period (which is generally a rolling three-year period). Accordingly, on May 5, 2017, after consultation with the Company’s legal and tax advisors, the Board adopted the TAPP in order to protect the Company's ability to utilize its Tax Assets and on April 6, 2018, April 5, 2019, April 8, 2020, April 9, 2021, March 15, 2022 and April 13, 2023 the Board amended the TAPP to extend the expiration thereof, and on April 12, 2024 the Board again approved to amend the TAPP to further extend the expiration thereof.
Calculating whether an "ownership change" has occurred is subject to uncertainty. This uncertainty arises from the complexity and ambiguity inherent in Section 382 of the Internal Revenue Code, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. We have analyzed the information available, along with various scenarios of possible future changes in ownership. In light of this analysis, we believe that, in the absence of the TAPP, it is possible that we could undergo a subsequent "ownership change" under Section 382 of the Internal Revenue Code, which would substantially reduce our ability to utilize the Tax Assets. We believe the continuation of the TAPP will serve the interests of all stockholders given the size of the Tax Assets and the potential loss of value should changes in our stock ownership occur that are sufficient to cause a 50 percentage point or greater "ownership change."
The TAPP is intended to protect the tax assets of the Company and to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of the Company’s outstanding stock without the approval of the Board. Stockholders who beneficially owned 4.99% or more of the Company’s outstanding stock upon execution of the TAPP will not trigger the TAPP so long as they do not acquire beneficial ownership of additional shares of stock. The Board may, in its sole discretion, also exempt any person from triggering the TAPP.
If the stockholders do not approve the TAPP, the TAPP will expire on December 31, 2024. If the stockholders approve the TAPP, it will expire on the earlier of (a) December 31, 2025, (b) the time at which the Rights (described below) are redeemed pursuant to the TAPP, (c) the time at which the Rights are exchanged in full pursuant to the TAPP, (d) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the TAPP is no longer necessary for the preservation of tax benefits or (e) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Assets.

Summary of Terms of the TAPP
The following description of the terms of the TAPP does not purport to be complete and is qualified in its entirety by reference to the TAPP, which is attached as Annex A and is incorporated herein by reference. We urge you to read carefully the TAPP in its entirety, as the discussion below is only a summary.
The Rights. On May 5, 2017, the Board declared a dividend of one preferred share purchase right (each, a "Right") for each outstanding share of Common Stock to stockholders of record as of the close of business on May 22, 2017. One Right is also issued together with each share of Common Stock issued after May 22, 2017 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the TAPP, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock") for a purchase price of $50.00 (the "Purchase Price"). If issued, each fractional share of Series B Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.
Initial Exercisability. The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an "Acquiring Person" by acquiring beneficial ownership of 4.99% or more of the Company's outstanding Common Stock, or, in the case of a person that had beneficial ownership of 4.99% or more of the Company's outstanding Common Stock upon execution of the TAPP, by obtaining beneficial ownership of additional shares of Common Stock or (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.
The date that the Rights become exercisable is referred to as the "Distribution Date." Until the Distribution Date, Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will evidence the Rights. Any transfer of shares of Common Stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the TAPP (as described below).
Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of Common Stock having a market value of two times the Purchase Price.
Redemption. At any time until a person becomes an "Acquiring Person", the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or fractional share of Series B Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of 50% or more of the Company’s outstanding Common Stock.
Expiration. The Rights and the TAPP will expire on the earlier of (i) the close of business on the earlier of (a) December 31, 2025, or (b) December 31, 2024 if stockholder approval has not been obtained prior to such date, (ii) the time at which the Rights are redeemed pursuant to the TAPP, (iii) the time at which the Rights are exchanged in full pursuant to the TAPP, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the TAPP is no longer necessary for the preservation of tax benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no tax benefits.
Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series B Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series B Preferred Stock or Common Stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.
Amendments. For so long as the Rights are redeemable, the Board may supplement or amend any provision of the TAPP in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, the Board may supplement or amend the TAPP only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the TAPP which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the TAPP again becoming amendable other than in accordance with this sentence.
Exemptions. The Board, in its sole discretion may grant an exemption to any person, in whole or in part, prospectively or retroactively and which exemption may be subject to limitations or conditions to the extent the Board shall determine, in its sole discretion, necessary or desirable. The Board, in its sole discretion, may also exempt any transaction from the terms of the TAPP.
Certain Considerations Related to the TAPP
Our Board believes that protecting the Tax Assets is in the Company’s and our stockholders’ best interests. Nonetheless, we cannot eliminate the possibility that changes in our stock ownership will occur sufficient to cause an "ownership change" even if the TAPP is approved. You should consider the factors below when making your decision.
Future Use and Amount of the Tax Assets is Uncertain. Our use of the Tax Assets depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income or tax liability will exceed any potential Section 382 or Section 383 limitation and therefore we cannot assure you that we will realize the full value of the Tax Assets.
Potential Challenge to the Tax Assets. The amount of the Tax Assets has not been audited or otherwise validated by the Internal Revenue Service (the "IRS"). The IRS could challenge the amount of the Tax Assets, which could result in an increase in our liability for income taxes. In addition, determining whether an "ownership change" has occurred is subject to uncertainty, both because of the complexity and ambiguity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an "ownership change" and attempt to reduce the benefit of the Tax Assets even if the TAPP is in place.
Continued Risk of Ownership Change. Although the TAPP is intended to diminish the likelihood of an "ownership change" under Section 382 of the Internal Revenue Code, we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by stockholders and new issuances or repurchases of stock by us, should we choose to do so.
Potential Effects on Liquidity. The TAPP is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our stock in excess of the specified limitation. A stockholder’s ability to dispose of our stock may be limited if the TAPP reduces the number of persons willing to acquire our stock or the amount they are willing to acquire.
Potential Impact on Value. The TAPP could negatively impact the value of our stock by deterring persons or groups of persons from acquiring shares of our stock, including in acquisitions for which some stockholders might receive a premium above market value.

Anti-Takeover Effect. Our Board adopted the TAPP to diminish the risk that our ability to use the Tax Assets to reduce potential federal income tax obligations becomes limited. Nonetheless, the TAPP may have an "anti-takeover effect" because it will deter a person or group of persons from acquiring beneficial ownership of 4.99% or more of our stock or, in the case of persons or persons that already own 4.99% or more of our stock, from acquiring any additional shares of our stock. The TAPP could discourage a merger, tender offer or accumulations of substantial blocks of shares of our stock.
Board Recommendation
The Board recommends that you vote "FOR" the approval of the Company’s Seventh Amendment of the Tax Attributes Protection Plan.

OTHER MATTERS
The Board knows of no other business to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.
PROPOSALS OF STOCKHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
We anticipate that the next annual meeting of stockholders for the Company will be held in June 2025.
Any stockholder of record who desires to submit a proper proposal for inclusion in the proxy material related to the 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act or the Company's bylaws must do so in writing in care of Clay Smith, General Counsel and Secretary, at 8051 E. Maplewood Ave., Ste. 210, Greenwood Village, Colorado 80111 no later than December 17, 2024. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting (but not for inclusion in the proxy statement). To be timely, a stockholder who intends to present nominations or a proposal at the 2025 Annual Meeting of Stockholders other than pursuant to the Rule 14a-8 of the Exchange Act must provide notice in writing in care of Clay Smith, General Counsel and Secretary, at 8051 E. Maplewood Ave., Ste. 210, Greenwood Village, Colorado 80111 no earlier than January 11, 2025, and no later than February 10, 2025, provided, however, that the Company’s bylaws provide that if the date of the annual meeting has been changed by more than thirty (30) days from the date on which the previous year’s annual meeting was held, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date of public disclosure of the date of such meeting. If a stockholder intends to submit a proposal at the 2025 Annual Meeting of Stockholders that is not included in our corresponding proxy statement, and the stockholder fails to timely notify us of such proposal, then to the extent permitted by law, the proxies appointed by our management would be allowed to use their discretionary voting authority when the proposal is raised at the next annual meeting, without any discussion of the matter in the Proxy Statement. The stockholder must disclose, among other items, certain information related to the business to be proposed at the meeting, its beneficial ownership in the Company and whether it is acting in concert with other stockholders or interested parties. For a complete list of information that stockholders must provide, see Section 2.03 of the Company's bylaws. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 in care of Clay Smith, General Counsel and Secretary, no later than April 11, 2025.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, or notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report, or notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Company stockholders may be "householding" our proxy materials. A single proxy statement, annual report, or notice of internet availability of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding."
If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, annual report, or notice of internet availability of proxy materials, you may (1) notify your broker, (2) direct your written request to: Arq, Inc., Attn: Corporate Secretary, 8051 E. Maplewood Ave., Ste. 210, Greenwood Village, Colorado 80111, Telephone: 888-822-8617 or (3) contact our Investor Relations department by email at investors@arq.com. Stockholders who currently receive multiple copies of the proxy statement, annual report, or notice of internet availability of proxy materials at their address and would like to request "householding" of their communications should contact their broker. In addition, the Company will deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report, or notice of internet availability of proxy materials promptly to any stockholder at a shared address to which a single copy of the documents was delivered.
ADDITIONAL INFORMATION
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the "2023 Form 10-K") with the SEC on March 12, 2024. The 2023 Form 10-K is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the Company's website at www.arq.com or the SEC's web site at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement and is not incorporated by reference herein.

Upon written request by a stockholder, we will mail, without charge, a copy of the 2023 Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the 2023 Form 10-K. Exhibits to the 2023 Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at the following address or telephone number:
Arq, Inc.
Attn: Corporate Secretary
8051 E. Maplewood Ave., Ste. 210
Greenwood Village, Colorado 80111
Telephone: 888-822-8617
In addition, if you have any questions about the proposals, you may contact:
Anthony Nathan - Investor and Corporate Relations (Arq)
Marc Silverberg - ICR
investors@arq.com
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of the information on file with the SEC at the SEC's public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC's web site located at www.sec.gov, and certain filings are available on the Company's web site at www.arq.com. Please note that the information on our website is not part of this Proxy Statement and is not incorporated by reference herein.
If you would like to request documents from us, please do so by May 30, 2024 to receive them before the Annual Meeting. We will send requested documents by first-class mail within one business day after receiving the request.
You should rely only on the information contained in this Proxy Statement to vote on the Annual Meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this Proxy Statement.
This Proxy Statement is dated April 16, 2024. You should not assume the information contained in this Proxy Statement is accurate as of any date other than this date, and the mailing of this Proxy Statement to stockholders shall not imply information is accurate as of any other date.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

Dated: April 16, 2024

APPENDIX A

ARQ, INC.
2024 OMNIBUS INCENTIVE PLAN
(Approved by stockholders on [●], 2024)

1.ESTABLISHMENT, OBJECTIVES AND DURATION.
(a)Establishment of the Plan. Arq, Inc. hereby establishes an incentive compensation plan to be known as the "Arq, Inc. 2024 Omnibus Incentive Plan." The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Other Stock-Based Awards and Cash-Based Awards. The Plan is effective as of June 10, 2024 (the "Effective Date"), subject to the approval of the Plan by the stockholders of the Company. Definitions of capitalized terms used in the Plan are contained in the attached Glossary, which is an integral part of the Plan.
(b)Objectives of the Plan. The objectives of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.
(c)Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the 10th anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.
2.ADMINISTRATION OF THE PLAN.
(a)The Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee as the Board shall designate consisting of two or more members of the Board each of whom is intended to be a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and an "independent director" under the Nasdaq Marketplace Rules or the rules of any securities exchange on which Shares are listed (such committee, the "Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.
(b)Authority of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including discretion to:
i.select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;
ii.determine whether and to what extent Awards are granted hereunder;
iii.determine the size and types of Awards granted hereunder;
iv.approve forms of Award Agreement for use under the Plan;
v.determine the terms and conditions of any Award granted hereunder;
vi.establish performance goals and performance measures for any performance period, adjust performance goals or measures, or the assessment of any performance goals or measures, applicable to any Award, including to account for any unusual in nature or infrequently occurring items, and determine whether such goals or measures were satisfied;

vii.amend the terms of any outstanding Award granted under the Plan, provided that, except as otherwise provided in Section 17, no such amendment shall reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the stockholders of the Company, and provided further, that any amendment that would materially and adversely affect the Participant’s rights under an outstanding vested Award without adequate compensation therefor shall not be made without the Participant’s written consent;
viii.construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and
ix.take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.
As permitted by Applicable Laws, the Committee may delegate its authority as identified herein, including the power and authority to make Awards to Participants who are not "insiders" subject to Section 16(b) of the Exchange Act, pursuant to such conditions and limitations as the Committee may establish.
(c)Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.
3.SHARES SUBJECT TO THE PLAN.
(a)Number of Shares Available for Grants. Subject to adjustment as provided in Section 17 hereof, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 2,500,000 plus (i) any Shares that remain available for grant under the Prior Plans as of the date of stockholder approval of this Plan and (ii) any Shares that become available for issuance under the Plan pursuant to Section 3(b). The Shares to be issued pursuant to the Awards may be authorized but unissued Shares or treasury Shares.
(b)Availability of Shares. Any Shares subject to an Award granted under the Plan or under a Prior Plan that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, will again be available and counted for purposes of determining the maximum number of Shares available for Awards under the Plan under Section 3(a). Notwithstanding the foregoing, Shares subject to an Award shall not be available again for issuance or delivery under the Plan if such Shares were (a) tendered or withheld in payment of the Exercise Price of an Option; (b) covered by, but not issued upon settlement of, stock-settled SARs; (c) delivered to, or withheld by, the Company to satisfy any tax withholding obligation, or (d) purchased on the open market with Option proceeds. If an Award, by its terms, may only be settled in cash, then the grant, vesting, payout, settlement, or forfeiture of such Award shall have no impact on the number of Shares available for grant under the Plan.
(c)Limitations on Awards. Subject to adjustment as provided in Section 17, the following additional limitations are imposed under the Plan:
i.Incentive Stock Options. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 2,500,000, which number shall be calculated and adjusted pursuant to Section 17 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an Incentive Stock Option under Section 422 of the Code.
ii.Minimum Vesting Requirements. Except for Awards with respect to 5% of the Shares authorized for issuance under the Plan, all Awards granted under the Plan must be granted with a minimum vesting period of at least one year without providing for incremental vesting during such one-year period.
iii.Limit on Director Compensation. The aggregate dollar value of equity-based compensation (based on the grant date fair value) and cash compensation granted under the Plan or otherwise to any Director shall not exceed $350,000 during any calendar year; provided, however, that in the calendar year in which a Director first joins the Board or during any calendar year in which a Director is designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Director may be up to $400,000.
4.ELIGIBILITY AND PARTICIPATION.
(a)Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.
(b)Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.
5.TYPES OF AWARDS.
(a)Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and Incentive Stock Options), Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units, Performance Stock Units, Other Stock-Based Awards and Cash-Based Awards.
(b)Designation of Award. Each Award shall be designated in the Award Agreement.
6.OPTIONS.
(a)Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Notwithstanding the preceding sentence, Incentive Stock Options may be granted only to eligible Employees.
(b)Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine including the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code.
(c)Exercise Price. Except for Options adjusted pursuant to Section 17 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.
i.Notwithstanding the above, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price for each grant of an Option shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.
ii.In addition, the aggregate Fair Market Value, as of the date of grant, of the Shares with respect to which an Incentive Stock Option first becomes exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries shall be aggregated. To the extent any Incentive Stock Option would exceed this $100,000 limit, the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes.

(d)Term of Options. The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.
(e)Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, subject to the minimum vesting requirements in Section 3(c)(ii). Such restrictions and conditions need not be the same for each grant or for each Participant.
(f)Payments. Options granted under this Section 6 shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of the Exercise Price. The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) in any other manner then permitted by the Committee, including a cashless exercise, or (iv) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise.
(g)Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
(h)Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.
7.STOCK APPRECIATION RIGHTS.
(a)Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
(b)Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.
(c)Grant Price. The grant price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the SAR; provided, however, that this limitation shall not apply to Awards that are adjusted pursuant to Section 17 herein.
(d)Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years.
(e)Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement, subject to the minimum vesting requirements in Section 3(c)(ii). Such terms and conditions need not be the same for each grant or for each Participant.
(f)Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

i.the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by
ii.the number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
(g)Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.
8.RESTRICTED STOCK.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
(b)Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.
(c)Period of Restriction and Other Restrictions. The Period of Restriction applicable to an Award of Restricted Stock may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement), subject to the minimum vesting requirements in Section 3(c)(ii). The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, additional time-based restrictions, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.
(d)Removal of Restrictions. Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate or book entry on the Company’s records evidencing the Shares.
(e)Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.
(f)Dividends and Other Distributions. Regular cash Dividends paid with respect to the Shares of Restricted Stock will be subject to the same restrictions on transferability and vesting as the Restricted Stock with respect to which they were paid, and such Dividends will be paid within 30 days following the full vesting of the Shares of Restricted Stock with respect to which such distributions were made.
(g)Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.
9.RESTRICTED STOCK UNITS.
(a)Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
(b)Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable Period of Restriction, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
(c)Period of Restriction. The Period of Restriction subject to an Award of Restricted Stock Units may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis, subject to the minimum vesting requirements in Section 3(c)(ii). The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including a requirement that the issuance of Shares upon vesting of the Restricted Stock Units be delayed, restrictions based upon the achievement of specific performance goals, additional time-based restrictions, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock Units.
(d)Form and Timing of Payment. Except as otherwise provided in Section 17 herein or a Participant’s Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction. The Committee, in its sole discretion, may pay earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in compliance with Applicable Laws, including Section 409A.
(e)Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
(f)Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for termination of employment or service.
10.PERFORMANCE STOCK UNITS.
(a)Grant of Performance Stock Units. Subject to the terms and provisions of the Plan, Performance Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
(b)Award Agreement. Each grant of Performance Stock Units shall be evidenced by an Award Agreement that shall specify the applicable performance period(s) and performance measure(s), the number of Performance Stock Units granted, and such other provisions as the Committee shall determine; provided, however, that the performance shall be for a period of at least one (1) year.
(c)Form and Timing of Payment. Except as otherwise provided in Section 17 herein or a Participant’s Award Agreement, payment of Performance Stock Units shall be made at a specified settlement date. The Committee, in its sole discretion, may pay earned Performance Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Performance Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in compliance with Applicable Laws, including Section 409A.

(d)Voting Rights. A Participant shall have no voting rights with respect to any Performance Stock Units granted hereunder.
(e)Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Stock Units following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment or service.
11.OTHER STOCK-BASED AWARDS.
(a)Grant. The Committee shall have the right to grant other Awards that may include, without limitation, the grant of Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.
(b)Period of Restriction. The Period of Restriction subject to an Other Stock-Based Award may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement), subject to the minimum vesting requirements in Section 3(c)(ii).
(c)Payment of Other Stock-Based Awards. Subject to Section 11(b) hereof, payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine. The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, on a mandatory basis or at the election of the Participant, in compliance with Applicable Laws, including Section 409A.
(d)Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.
12.CASH-BASED AWARDS.
(a)Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
(b)Award Agreement. Each grant of a Cash-Based Award may be evidenced by an Award Agreement that shall specify the terms and conditions, restrictions and contingencies, if any, as the Committee shall determine and as set forth in the Award Agreement. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash-Based Award shall be based upon the achievement of single or multiple performance measures over a performance period established by the Committee.
(c)Form and Timing of Payment. Except as otherwise provided in Section 17 herein or a Participant’s Award Agreement, payment of Cash-Based Awards shall be made in cash at a specified payment date that shall not be earlier than the last day of the performance period. The Committee may provide that the payment of Cash-Based Awards shall be deferred, on a mandatory basis or at the election of the Participant, in compliance with Applicable Laws, including Section 409A.
(d)Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting a Cash-Based Award following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment.

13.DIVIDEND EQUIVALENTS. At the discretion of the Committee, Awards (other than Options and SARs) granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents. No payment shall be made with respect to any Dividend Equivalents granted in connection with an Award unless, until and only to the extent that the related vesting conditions of such Award are satisfied. Any crediting of Dividend Equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Restricted Stock Units, Performance Stock Units, or Other Stock-Based Awards and may be settled in cash or in Shares as determined by the Committee.
14.TRANSFERABILITY OF AWARDS. Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Other Awards shall be transferable by will, by the laws of descent and distribution or, solely to the extent and in the manner authorized by the Committee, by transfer to members of the Participant’s Immediate Family or pursuant to a qualified domestic relations order.
15.WITHHOLDING OF TAXES.
(a)Options and Stock Appreciation Rights. Subject to Section 15(d), as a condition to the delivery of Shares pursuant to the exercise of an Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations, as calculated at the applicable minimum statutory rate. The Committee may also, in its discretion, accept payment of tax withholding obligations by the withholding of Shares subject to the Award or by withholding amounts due from other wages.
(b)Other Awards Payable in Shares. Subject to Section 15(d), the Company shall satisfy a Participant’s tax withholding obligations, calculated at the applicable minimum statutory rate, arising in connection with the release of restrictions on and/or settlement of Restricted Stock, Restricted Stock Units, Performance Stock Units and Other Stock-Based Awards by withholding Shares that would otherwise be available for delivery. Alternatively, the Company, in its discretion, may allow the Participant to satisfy the Participant’s tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer, postal or express money order, or by withholding amounts due from other wages.
(c)Cash Awards. The Company shall satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.
(d)Withholding Amount. The Committee, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect, or (ii) otherwise direct as a general rule, to have the Company withhold Shares for taxes at an amount greater than the applicable minimum statutory amount.
16.CONDITIONS UPON ISSUANCE OF SHARES.
(a)Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and to the extent required by the Committee shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)As a condition to the exercise or vesting of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, to the extent required by the Committee and in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
17.ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any non reciprocal transaction between the Company and the stockholders of the Company that causes the per Share value of Shares underlying an Award to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, and in the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Company, in its sole discretion, may cause there to be made an equitable adjustment to the number and kind shares that may be issued under the Plan, or to any individual under the Plan, and to the number and kind of shares or other property subject to and the Exercise Price (if applicable) of any then outstanding Awards, and such adjustment shall be conclusive and binding for all purposes of the Plan.
18.CHANGE IN CONTROL, CASH-OUT AND TERMINATION OF UNDERWATER OPTIONS/SARS, AND SUBSIDIARY DISPOSITION.
(a)Change in Control. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 18(b) hereof, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:
i.any and all outstanding Options and SARs granted hereunder shall become immediately exercisable unless such Awards are assumed, converted or replaced by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause or termination with Good Reason within 12 months following consummation of a Change in Control, any replacement awards shall become immediately exercisable;
ii.any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall lapse unless such Awards are assumed, converted or replaced by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause or termination with Good Reason within 12 months following consummation of a Change in Control, the Period of Restriction on any replacement awards shall lapse upon such termination; and
iii.any and all Performance Stock Units and other Awards (if performance-based) shall vest (with the level of performance determined by the Committee) unless such Awards are assumed, converted or replaced by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause or termination with Good Reason within 12 months following the consummation of a Change in Control, any replacement awards shall fully vest upon such termination (with the level of performance determined by the Committee); provided, further, that the performance measures applicable to any assumed, converted or replaced award may, in the Committee’s discretion, (A) be determined based on performance achieved as of the date of the Change in Control, if determinable, (B) be determined based on a specified level of performance as of the date of the Change in Control, or (C) may be continued or adjusted to reflect such Change in Control.
(b)Cash-Out and Termination of Awards. The Committee may, in its sole discretion, provide that:
i.all outstanding Awards shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each Share subject to such Award, an amount in cash equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price, if applicable; and
ii.Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is equal to or less than the Option Exercise Price or the SAR grant price.
(c)Subsidiary Disposition. The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition. The Committee also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.
19.AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.
(a)Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the Nasdaq listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.
(b)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 18 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(c)Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is compensated by adequate consideration or required by Applicable Laws and except as otherwise provided herein.
(d)No Repricing. Except for adjustments made pursuant to Section 17, no amendment shall reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs, nor may any outstanding Options or outstanding SARs be surrendered to the Company as consideration for (i) the grant of new Options or SARs with a lower Exercise Price or grant price or (ii) for cash or a new Award with a lower (or no) Exercise Price, in each case, without the approval of the stockholders of the Company.
20.RESERVATION OF SHARES.
(a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.RIGHTS OF PARTICIPANTS.
(a)Continued Service. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without Cause.
(b)Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.
22.SUCCESSORS. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.
23.LEGAL CONSTRUCTION.
(a)Interpretation. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an agreement, act, code, rule or regulation shall be deemed to refer to such Section of the Plan, agreement, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation. All references to "including" shall be construed as meaning "including without limitation."
(b)Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(c)Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.
(d)Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
(e)Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
(f)Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder be exempt from, or comply, with the requirements of Section 409A. Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Notwithstanding anything in this Plan or Award granted hereunder to the contrary, in no event will the Committee provide for the deferral of settlement or vesting of any Award, on a mandatory basis or Participant elective basis, unless such deferral is documented in writing and administered in compliance with Section 409A. In no event shall the number, kinds, or Exercise Price of any Award granted hereunder be modified or extended if such modification or extension would result in a violation of Section 409A.
24.CLAWBACK. Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a "constructive termination" (or any similar term) as such terms are used in any agreement between any Participant and the Company.

GLOSSARY OF DEFINED TERMS

1.Definitions. As used in the Plan, the following definitions shall apply:
"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act. "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.
"Award" means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Other Stock-Based Awards, and Cash-Based Awards granted under the Plan.
"Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.
"Board" means the Board of Directors of the Company.
"Cash-Based Award" means an Award other than a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit or Other Stock-Based Award granted under the Plan.
"Cause" means, with respect to the termination by the Company or a Subsidiary of the Participant’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Participant and the Company or such Subsidiary, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Committee, the Participant’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Subsidiary; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Subsidiary; or (iii) commission of a crime involving dishonesty, breach of trust or physical or emotional harm to any person.
"Change in Control" means a change in ownership or control of the Company effected through any of the following transactions:
(a)the direct or indirect acquisition by any person or related group of persons ("Person") (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a Person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the members of the Board who are not Affiliates or Associates of the offeror do not recommend such stockholders accept;
(b)a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(c)a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this subsection (iii), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding anything herein to the contrary, with respect to any amounts that constitute deferred compensation under Section 409A, to the extent required to avoid accelerated taxation or penalties, no Change in Control will be deemed to have occurred unless such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Section 409A.
"Code" means the Internal Revenue Code of 1986.
"Company" means Arq, Inc. and any successor thereto as provided in Section 22 herein.
"Consultant" means any current or prospective non-employee consultant or advisor to the Company or a Subsidiary.
"Continuous Service" means that the provision of services to the Company or any Subsidiary in any capacity of Employee or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.
"Corporate Transaction" means any of the following transactions:
(a)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(b)the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(c)the complete liquidation or dissolution of the Company;
(d)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or
(e)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.
"Director" means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee.
"Dividend" means the dividends declared and paid on Shares subject to an Award.

"Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares.
"Employee" means any current or prospective employee of the Company or a Subsidiary.
"Exchange Act" means the Securities Exchange Act of 1934.
"Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.
"Fair Market Value" means, as of any date, the value of a Share determined as follows:
(a)Where there exists a public market for the Share, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the Nasdaq National Market System or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices on the date of determination, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(b)In the absence of an established market of the type described above, for the Shares, the Fair Market Value thereof shall be determined by the Committee in good faith, and such determination shall be conclusive and binding on all persons.
"Good Reason" means the occurrence, after a Corporate Transaction or Change in Control, of any of the following events or conditions unless consented to by the Participant (and the Participant shall be deemed to have consented to any such event or condition unless the Participant provides written notice of the Participant’s non-acquiescence within 90 days of the effective time of such event or condition and the Company cannot cure any such event or condition within 30 days upon such notice):
(a)a change in the Participant’s responsibilities or duties which represents a material and substantial diminution in the Participant’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Change in Control;
(b)a reduction in the Participant’s base salary to a level below that in effect at any time within six months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; or
(c)requiring the Participant to be based at any place outside a 50-mile radius from the Participant’s job location or residence prior to the Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.
"Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
"Incentive Stock Option" or "ISO" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
"Nonqualified Stock Option" means an Option that is not intended to meet the requirement of Section 422 of the Code. "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6 herein.
"Other Stock-Based Award" means a Share-based or Share-related Award granted pursuant to Section 11 herein.
"Participant" means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

"Performance Stock Unit" means an Award granted to a Participant, as described in Section 10 herein.
"Period of Restriction" means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 8, 9 and 11 herein. Such Period of Restriction shall comply with the minimum vesting requirements set forth in Section 3(c)(ii).
"Plan" means this Arq, Inc. 2024 Omnibus Incentive Plan.
"Prior Plans" means the Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan and the Advanced Emissions Solutions, Inc. 2022 Omnibus Incentive Plan.
"Restricted Stock" means an Award granted to a Participant, as described in Section 8 herein.
"Restricted Stock Units" means an Award granted to a Participant, as described in Section 9 herein.
"SEC" means the United States Securities and Exchange Commission.
"Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
"Share" means a share of common stock of the Company, par value $0.001 per share, subject to adjustment pursuant to Section 17 herein.
"Stock Appreciation Right" or "SAR" means an Award granted to a Participant, as described in Section 7 herein.
"Subsidiary" means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).
"Subsidiary Disposition" means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary or the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary.

APPENDIX B

SEVENTH AMENDMENT TO
TAX ASSET PROTECTION PLAN

This SEVENTH AMENDMENT TO TAX ASSET PROTECTION PLAN (this "Amendment") is entered into as of April 15, 2024, by and between Arq, Inc. (formerly Advanced Emissions Solutions, Inc.), a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meaning(s) ascribed to them in that certain Tax Asset Protection Plan dated as of May 5, 2017, by and between the Company and the Rights Agent, as amended by the First Amendment to Tax Asset Protection Plan, dated as of April 6, 2018, the Second Amendment to Tax Asset Protection Plan, dated as of April 5, 2019, the Third Amendment to Tax Asset Protection Plan, dated as of April 8, 2020, the Fourth Amendment to Tax Asset Protection Plan, dated as of April 9, 2021, the Fifth Amendment to Tax Asset Protection Plan, dated as of March 15, 2022 and the Sixth Amendment to Tax Asset Protection Plan, dated as of April 13, 2023 (collectively, the “TAPP”).
RECITALS
WHEREAS, the Company and the Rights Agent are parties to the TAPP; and
WHEREAS, pursuant to Section 26 of the TAPP, the Company and the Rights Agent desire to amend the TAPP as set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:
1.Amendment of Section 1(w). The definition of “Final Expiration Date” set forth in Section 1(w) of the TAPP is hereby amended and restated to read in its entirety as follows:
“(w) “Final Expiration Date” shall mean the Close of Business on the earlier of (i) December 31, 2025 or (ii) December 31, 2024 if Stockholder Approval has not been obtained prior to such date.”
2.Amendment of Exhibit B (Form of Rights Certificate). The introductory paragraph of Exhibit B to the TAPP is hereby deleted and replaced with the following:
“NOT EXERCISABLE AFTER THE EARLIER OF (I) DECEMBER 31, 2025 OR (II) DECEMBER 31, 2024 if Stockholder Approval has not been obtained prior to such date, OR SUCH EARLIER DATE AS PROVIDED BY THE TAX ASSET PROTECTION PLAN. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE TAX ASSET PROTECTION PLAN. UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE TAX ASSET PROTECTION PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX ASSET PROTECTION PLAN) MAY BECOME NULL AND VOID.”
3.Amendment of Exhibit C (Summary of Rights). Exhibit C to the TAPP is hereby amended in that the section titled “Expiration” is deleted and replaced with the following:
“Expiration. The Rights and the Plan will expire on the earlier of (i) the Close of Business on the earlier of (a) December 31, 2025 or (b) December 31, 2024 if Stockholder Approval has not been obtained prior to such date, (ii) the time at which the Rights are redeemed pursuant to the Plan, (iii) the time at which the Rights are exchanged in full pursuant to the Plan, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits.”
4.Agreement as Amended. The term “Agreement” as used in the TAPP shall be deemed to refer to the TAPP as amended. Except as set forth herein, the TAPP shall remain in full force and effect and otherwise shall be unaffected hereby, and each of the Company and the Rights Agent shall continue to be subject to its terms and conditions.
5.Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded terms, provisions, covenants or restrictions shall adversely affect the rights, immunities, liabilities, duties, responsibilities or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.
6.Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
7.Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A facsimile or .pdf signature executed and/or transmitted electronically shall constitute an original signature for all purposes.
8.Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
[Signature Page Follows]

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

ARQ, INC.
By:	/s/ Robert Rasmus
Name: Robert Rasmus
Title: Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.
By:	/s/ Kathy Heagerty
Name: Kathy Heagerty
Title: Manager, Client Management

ARQ, INC.
8051 E. MAPLEWOOD AVE., SUITE 210
GREENWOOD VILLAGE, COLORADO 80111

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARQ2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47241-P12112

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARQ, INC.

The Board of Directors recommends you vote FOR ALL of the following:

	For All	Withhold All	For All Except
1. Election of eight directors, each set to serve for a term of one year until the next Annual Meeting of Stockholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Laurie Bergman
02) Jeremy Blank
03) Richard Campbell-Breeden
04) Carol Eicher
05) Gilbert Li
06) Julian McIntyre
07) Robert Rasmus
08) L. Spencer Wells

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The undersigned stockholder(s) authorize(s) the individuals designated to vote the proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Supplement are available at www.proxyvote.com.

V47242-P12112

ARQ, INC.

The holder(s) of common shares of Arq, Inc. (the "Company") identified on this proxy card hereby appoint(s) L. Spencer Wells or, failing him, Robert Rasmus, the proxies of the stockholder(s), with full power of substitution in each, to attend, vote and act for and in the name of such stockholder(s) at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held via live webcast on the Internet, which can be accessed by visiting www.virtualshareholdermeeting.com/ARQ2024, on Monday, June 10, 2024, at 9:00 a.m. Mountain Time, and any adjournment or postponement thereof.

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted in accordance with the recommendations of the Board of Directors. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

To be valid, this Proxy form, duly signed and dated, must arrive at the office of Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 the day before the day of the Annual Meeting or any postponement or adjournment thereof.

The stockholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement for the June 10, 2024 Annual Meeting, as well as the Company's 2023 Annual Report. Any proxy heretofore given to vote the common shares which the stockholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(This proxy card continues and must be signed and dated on the reverse side.)